UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Amalgamated Financial Corp.
(Name of Registrant as Specified In Its Charter)

______________________________________________
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 28, 2021

To the Stockholders of Amalgamated Financial Corp.:

You are cordially invited to attend the annual meeting of stockholders of Amalgamated Financial Corp. to be held at 9:00 a.m., Eastern Time, on April 28, 2021. As noted below, due to the health and safety concerns related to the coronavirus (COVID-19), the annual meeting will be a completely virtual meeting of stockholders. Stockholders of record can attend the meeting via the Internet at https://web.lumiagm.com/245788868 by using your 11-digit control number on your proxy card and the instructions included in the enclosed proxy statement. The password for the virtual meeting is ab2021. Stockholders who hold their shares in “street name” (i.e. through a bank, broker or other nominee) must first obtain a legal proxy from their bank, broker or other nominee to participate in the virtual meeting, as more fully described on page 4 of the enclosed proxy statement. The meeting will be held for the following purposes:
1.To elect 12 directors to our board of directors each to serve until the annual meeting of stockholders to be held in 2022 or until that person’s successor is duly elected and qualified;
2.To ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2021;
3.To approve the Amalgamated Financial Corp. Employee Stock Purchase Plan;
4.To conduct a non-binding, advisory vote on the compensation of our Named Executive Officers; and
5.To transact such other business as may properly come before the annual meeting or any adjournment of the meeting.
All holders of our common stock, par value $0.01 per share, of record as of March 10, 2021 are entitled to notice of and to vote at the annual meeting. Each share of our common stock entitles the holder to one vote on all matters voted on at the meeting. The enclosed proxy statement provides you with detailed information regarding the business to be considered at the meeting. Your vote is important. We urge you to please vote your shares now whether or not you plan to virtually attend the meeting. You may revoke your proxy at any time before the proxy is voted by following the procedures described in the enclosed proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting. Our 2021 proxy statement, proxy card and 2020 Annual Report to Stockholders are available free of charge at our website, www.amalgamatedbank.com, under the “Investor Relations” tab and then under the “Financial Information” tab and also available at http://www.astproxyportal.com/ast/24063/.

Our board of directors and management is sensitive to the evolving developments associated with COVID-19, including current New York government health directives to use social distancing and to limit the size of gatherings. The health and well-being of our employees, stockholders, directors, officers and other stakeholders are paramount. Your virtual attendance at the meeting affords you the same rights and opportunities to participate as you would have at an in-person meeting. We intend to resume in-person meetings of our stockholders under normal circumstances.

By Order of the Board of Directors,

March 24, 2021	/s/ Lynne P. Fox Lynne P. Fox, Chair of the Board of Directors and Interim President and Chief Executive Officer

PROXY STATEMENT FOR
THE ANNUAL MEETING OF STOCKHOLDERS
OF AMALGAMATED FINANCIAL CORP.

To be held on April 28, 2021

GENERAL INFORMATION AND VOTING PROCEDURES

    The board of directors of Amalgamated Financial Corp. (“Amalgamated Financial” or the “Company”), with its principal executive office located at 275 Seventh Avenue, New York, New York 10001, is furnishing this proxy statement to solicit proxies for use at our annual meeting of stockholders to be held in virtual-only format at 9:00 a.m., Eastern Time, on April 28, 2021. The purposes of the annual meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders and this proxy statement. If the meeting is postponed or adjourned, we may also use the proxy at any later meetings for the purposes stated in the Notice of Annual Meeting and this proxy statement.

    The Company was organized in August 2020 for the sole purpose of serving as a bank holding company of Amalgamated Bank (the “Bank”). Effective March 1, 2021, the Company acquired the Bank in a statutory share exchange (the “Reorganization”) previously approved by the Bank’s stockholders at a special meeting held on January 12, 2021. Pursuant to the Reorganization, each outstanding share of the Bank’s Class A common stock was converted into and exchanged for a newly-issued share of the Company’s common stock, and the Bank became the Company’s wholly-owned subsidiary. The Company’s board of directors and committee membership, as well as its management, are the same as those of the Bank.

    As a result of the Reorganization, effective March 1, 2021, the Company became the “successor issuer” to the Bank for purposes of the rules and regulations of the SEC. Unless otherwise indicated, information provided in this proxy statement for the fiscal year ended December 31, 2019 represents information with respect to the Bank, references to the “board” or the “board of directors” mean the Company’s board of directors, and references to “management” mean the management of the Company and the Bank. Unless the context indicates otherwise, references to “we,” “us,” and “our” refer to the Company and the Bank. However, if the discussion relates to a period before the Reorganization, the terms refer only to the Bank.

What items will be voted on at the annual meeting?

Four matters are scheduled for a vote:

1.To elect 12 directors to our board of directors each to serve until the annual meeting of stockholders to be held in 2022 or until that person’s successor is duly elected and qualified;

2.To ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2021;

3.To approve the Amalgamated Financial Corp. Employee Stock Purchase Plan; and

4.To conduct a non-binding, advisory vote on the compensation of our Named Executive Officers.

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting. If, however, other matters are properly presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters, including any proposal to adjourn or postpone the annual meeting.
How do your directors recommend that stockholders vote?
           The directors recommend that you vote:
1.FOR the election of the 12 director nominees to our board of directors each to serve until the annual meeting of stockholders to be held in 2022 or until that person’s successor is duly elected and qualified;

2.FOR the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2021;

3.FOR the approval of the Amalgamated Financial Corp. Employee Stock Purchase Plan; and

4.FOR the approval of the resolution related to compensation of our Named Executive Officers.
How can I attend the annual meeting?
Due to the public health and travel concerns our stockholders may have related to COVID-19 and the protocols that federal, state, and local governments have imposed on public gatherings, including current New York government health directives to use social distancing and to limit the size of gatherings, our meeting will be conducted online, in a fashion similar to an in-person meeting. We designed the format of the virtual meeting to ensure that our stockholders who attend our annual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Our board members and executive officers will attend the meeting and be available for questions.
Access to the Audio Webcast of the Meeting: The live audio webcast of the meeting will begin promptly at 9:00 a.m. Eastern Time. Online access to the audio webcast will open approximately 60 minutes prior to the start of the meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time to allow ample time to complete the online check-in process.
Log-in Instructions if You Hold Shares in Your Own Name: To attend the virtual meeting, login at https://web.lumiagm.com/245788868. Stockholders will need their unique 11-digit control number which appears on your proxy card and the instructions included in this proxy statement. The password for the virtual meeting is ab2021.

Log-in Instructions if Your Shares are Held in Street Name through a Bank, Broker or Other Nominee: If you hold your shares in street name and you wish to virtually attend and participate in the annual meeting, you must first obtain a valid legal proxy from your bank, broker or other nominee and then register in advance to attend the annual meeting. Follow the instructions from your bank, broker or other nominee included with the proxy statement, or contact your bank, broker or other nominee to request a legal proxy form.
After obtaining a valid legal proxy from your bank, broker or other nominee, to then register to attend the annual meeting you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:
American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 21, 2021.
The password for the virtual meeting is ab2021.

Can I attend the annual meeting as a guest?

No. Only stockholders of record are permitted to attend the annual meeting.

How can I ask questions during the meeting?

Stockholders may submit questions in real time during the meeting at https://web.lumiagm.com/245788868 by typing their question into the “Ask a Question” field, and clicking “Submit.” We intend to respond to all questions submitted during the meeting in accordance with the annual meeting’s Rules of Conduct which are pertinent to the Company and the meeting matters, as time permits. The Rules of Conduct will be posted at the virtual meeting forum at https://web.lumiagm.com/245788868. Responses to any such questions that are not addressed during the meeting will be published following the meeting on our website at www.amalgamatedbank.com under the “Investor Relations” tab. Questions and responses will be grouped by topic and substantially similar questions will be grouped and responded to once.

What can I do if I need technical assistance during the meeting?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 1-800-937-5449.
Who is eligible to vote?
Stockholders of record of our common stock at the close of business on March 10, 2021 are entitled to be present and to vote at the annual meeting or any adjourned meeting. We anticipate that the proxy statement, proxy card, and 2020 Annual Report will first be mailed to stockholders on March 24, 2021. The proxy statement and the form of proxy relating to the annual meeting are first being made available to stockholders on March 24, 2021.
Why am I receiving this proxy statement and proxy card?
You are receiving a proxy statement and proxy card from us because on March 10, 2021, the record date for the annual meeting, you owned shares of our common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning these matters to assist you in making an informed decision.
When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, ensuring that your shares will be voted whether or not you virtually attend the meeting. Even if you plan to virtually attend the annual meeting, complete, sign and return your proxy card in advance of the annual meeting in case your plans change.
What are the rules for voting and how do I vote?
As of the record date, we had 31,115,136 shares of common stock outstanding and entitled to vote at the annual meeting. Each share of our common stock entitles the holder to one vote on all matters voted on at the meeting. All of the shares of our common stock vote as a single class.
If you hold shares in your own name, you may vote by selecting any of the following options:
•By Internet:  Go to www.voteproxy.com and follow the on-screen instructions.

•By Mail:  Complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided.

•Vote via the Internet During the Meeting: You may choose to vote electronically via the Internet at https://web.lumiagm.com/245788868 during the virtual meeting. Stockholders will need their unique 11-digit control number which appears on the proxy card and the instructions included in this proxy statement.
If you hold your shares in street name, your brokerage firm may vote your shares under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers’ unvoted shares on certain “routine” matters. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions ONLY with respect to Proposal Two—the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2021 but not with respect to any of the other proposals to be voted on at the annual meeting. If you hold your shares in street name, please provide voting instructions to your bank, broker or other nominee so that your shares may be voted on all other proposals.
If your shares are held in the name of a bank, broker or other holder of record, you are considered the beneficial owner of shares held in “street name,” and you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully.

If you hold your shares in street name and you wish to virtually vote via the Internet during the annual meeting, you must first obtain a valid legal proxy from your bank, broker or other nominee and then register in advance to attend the annual meeting. Follow the instructions from your bank, broker or other nominee included with the proxy statement, or contact your bank, broker or other nominee to request a legal proxy form.

After obtaining a valid legal proxy from your bank, broker or other nominee, to then register to attend the annual meeting you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 21, 2021.

Shares represented by signed proxies will be voted as instructed. If you sign the proxy but do not mark your vote, your shares will be voted as the directors have recommended. Voting results will be tabulated and certified by American Stock Transfer & Trust Company LLC.

As of the date of this proxy statement, we are not aware of any other matters to be presented or considered at the meeting, but your shares will be voted at the discretion of the proxies appointed by the board of directors on any of the following matters:

•any matter about which we did not receive written notice a reasonable time before we mailed these proxy materials to our stockholders; and

•matters incident to the conduct of the meeting.

What constitutes a quorum?

        We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of our issued and outstanding shares entitled to vote are present in person or by proxy at the annual meeting. In determining whether we have a quorum at the annual meeting for purposes of all matters to be voted on, all votes “for” or “against” and all votes to “abstain” will be counted. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. If a brokerage firm indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as “broker non-votes.” Shares represented by broker non-votes will be counted in determining whether there is a quorum.

How are votes counted?

•Stockholder voting generally. Each share of our common stock entitles the holder to one vote on all matters voted on at the annual meeting.

•Proposal One: Election of Directors. Our directors will be elected by a majority of the votes cast by the holders of shares of our common stock entitled to vote at the annual meeting. There is no cumulative voting with respect to the election of directors.

•Proposal Two: Ratification of the Appointment of Crowe LLP. Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2021 requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote at the annual meeting.

•Proposal Three: Approval of the Amalgamated Financial Corp. Employee Stock Purchase Plan. Approval of the Amalgamated Financial Corp. Employee Stock Purchase Plan requires a majority of shares present in person or represented by proxy at the meeting and entitled to vote at the annual meeting.

•Proposal Four: Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers. Approval, on an advisory, non-binding basis, of the compensation of our Named Executive Officers requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote at the annual meeting.

How are votes, abstentions and broker non-votes treated?
With respect to each proposal, you may vote “FOR” or “AGAINST” the proposals, or you may “ABSTAIN” from voting on the proposals.
Proposal One: Election of Directors. Broker non-votes and abstentions will have no effect on determining whether the affirmative vote constitutes a majority of the votes cast with respect to Proposal One.
Proposal Two: Ratification of the Appointment of Crowe LLP. Abstentions will have the same effect as a vote AGAINST Proposal Two. A broker or other nominee may generally vote only on routine matters and therefore no broker non-votes are expected in connection with Proposal Two.
Proposal Three: Approval of the Amalgamated Financial Corp. Employee Stock Purchase Plan. Abstentions will have the same effect as a vote AGAINST Proposal Three. Broker non-votes will have no effect on determining whether the affirmative vote constitutes a majority of shares present in person or represented by proxy at the meeting and entitled to vote with respect to Proposal Three.
Proposal Four: Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers. Abstentions will have the same effect as a vote AGAINST Proposal Four. Broker non-votes will have no effect on determining whether the affirmative vote constitutes a majority of shares present in person or represented by proxy at the meeting and entitled to vote with respect to Proposal Four.

How can I revoke my proxy?
If you are a stockholder of record (i.e., you hold your shares directly instead of through a brokerage account) and you change your mind after you return your proxy, you may revoke it and change your vote at any time before the polls close at the meeting. You may do this by:
•signing, dating and returning another proxy with a later date;

•submitting a proxy via the Internet with a later date; or

•attending the meeting and voting via the Internet during the live audio webcast of the meeting.
If you hold your shares through a brokerage account, you must contact your brokerage firm to revoke your proxy.
How will we solicit proxies, and who will pay for the cost of the solicitation?
We will pay for the cost of this proxy solicitation. We do not intend to solicit proxies otherwise than by use of the mail or website posting, but certain of our directors, officers and other employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on our behalf.
Who will count the vote?

    Under applicable law, the Company must appoint an inspector of election. At the meeting, the voting results will be tabulated and certified by American Stock Transfer & Trust Company LLC. It is expected that a representative of American Stock Transfer & Trust Company LLC, an independent inspector of election, or a representative of the Company will sign an oath to faithfully execute with impartiality the duties of inspector, which will include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the presence of a quorum and the validity and effect of the proxies.

What happens if the meeting is postponed or adjourned?
Your proxy will remain valid and may be voted at the postponed or adjourned annual meeting. You will still be able to change or revoke your proxy until it is voted.
How can a stockholder propose business to be brought before next year’s annual meeting?
Any stockholder desiring to include a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) in our 2022 proxy statement for action at our 2022 annual meeting must deliver the proposal to our executive offices no later than November 19, 2021, unless the date of our 2022 annual meeting is more than 30 days before or after April 28, 2022, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. Only proper proposals that are timely received and in compliance with Rule 14a-8 will be included in our 2022 proxy statement.
Under our Bylaws, which we refer to herein as our bylaws, stockholder proposals not intended for inclusion in our 2022 annual meeting proxy statement pursuant to Rule 14a-8 but intended to be raised at our 2022 annual meeting, including nominations for election of directors other than the board of directors’ nominees, must be received no earlier than 120 days and no later than 90 days prior to the first anniversary of the 2021 annual meeting and must comply with the procedural, informational and other requirements outlined in our bylaws. To be timely for the 2022 annual meeting, a stockholder proposal must be delivered to the Secretary of the Company, at 275 Seventh Avenue, New York, New York 10001, no earlier than December 29, 2021 and no later than January 28, 2022.
            For a complete description of the procedures and disclosure requirements to be complied with by stockholders in connection with submitting stockholder proposals, stockholders should refer to our bylaws.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees for Election as Directors

    Our bylaws provide for a board of directors consisting of not fewer than seven nor more than 21 individuals with the exact number to be fixed by the board of directors. Our board of directors has fixed the number of directors constituting the entire board at 12.

We entered into separate agreements with the following parties upon the consummation of our initial public offering on August 13, 2018:
•Yucaipa Corporate Initiatives Fund II, L.P. and Yucaipa Corporate Initiatives (Parallel) Fund II, L.P. (the “Yucaipa Funds”); and
•Workers United and numerous joint boards, locals or similar organizations authorized under the constitution of Workers United (the “Workers United Related Parties”).
Under these agreements, the Yucaipa Funds and the Workers United Related Parties have the right to designate representatives to our board of directors. For further detail on these director nomination rights, see “Certain Relationships and Related Party Transactions.”
The Workers United Related Parties have designated Maryann Bruce, Patricia Diaz Dennis, Lynne P. Fox, Julie Kelly, and Edgar Romney Sr. to serve our board of directors.
The Yucaipa Funds has designated Stephen R. Sleigh to serve on our board of directors.

Biographical Information for Each Nominee for Director

If elected, all nominees will serve for a term commencing on the date of the annual meeting and continuing until the 2022 annual meeting of stockholders or until each person’s successor is duly elected and qualified. Each nominee has consented to being named as a nominee and agreed to serve if elected. If any named nominee is unable to serve, proxies will be voted for the remaining named nominees. Information about each of the director nominees is provided below. Each director, other than JoAnn S. Lilek, is currently serving as a director of the Company.

Lynne P. Fox Age 63	Interim President and Chief Executive Officer Director
    Lynne P. Fox has served as Chair of our board of directors since May 2016, and has been a member of our board of directors since February 2000. Effective February 1, 2021, consistent with the previously announced succession plan, the boards of directors of the Company and the Bank appointed Ms. Fox to succeed Keith Mestrich, our former President and Chief Executive Officer, as Interim President and Chief Executive Officer of the Company and the Bank while the search continues for Mr. Mestrich’s successor. Ms. Fox is an attorney and is the elected President and Chair of the General Executive Board of Workers United, a position she has held since May 2016. Prior to that, she served as an Executive VP of Workers United from March 2009 to May 2016. She is also the elected Manager of the Philadelphia Joint Board of Workers United (and its predecessor labor organizations), a position she has held since December 1999. She is a Vice President of the Service Employees International Union. She is responsible for overseeing a $5 million budget, strategic planning, and for representing approximately 75,000 members in the U.S. and Canada. She has served as chief labor negotiator for over 100 collective bargaining agreements that, among other things, provide for health and pension benefits, and has responsibility for oversight of the investigation and processing of labor grievances. Ms. Fox serves as Chair of the Amalgamated Life Insurance Company, Chair of the Consolidated Retirement Fund, Chair of the Sidney Hillman Medical Center in Philadelphia, President of the Sidney Hillman Medical Center Apartments for the Elderly, Inc. in Philadelphia and is a board member of the Philadelphia Airport Advisory Board. She previously was the Chair of the Investment Committee of the National Retirement Fund from 2016 to 2018 and is now the Secretary of the National Retirement Fund. She is President of the Philadelphia Jewish Labor Committee, and Chair of the John Fox Scholarship Fund in Philadelphia. She also served as a board member for the State Employee Retirement System in Pennsylvania from 2006 to 2011, which is a $28.3 billion fund. She also serves as Chair and trustee on various other insurance and employee benefit funds. Ms. Fox brings to the board an intimate understanding of the Bank’s business, organization, and mission, as well as substantial leadership ability, board and management experience, all of which qualify her to serve on the board of directors.

Donald E. Bouffard Jr. Age 76	Director
    Donald E. Bouffard has served on our board of directors since February 2012. Mr. Bouffard is a Certified Public Accountant who spent 34 years with Crowe LLP, a public accounting and consulting firm, until he retired in 2009. While at Crowe, he served as an external audit partner for 28 years in the Financial Institutions Group where he worked with more than 100 financial institution clients, both public and private, primarily serving as external auditor, but also providing services related to mergers and acquisitions, management succession planning, strategic planning and SEC reporting. Mr. Bouffard served on Crowe’s Executive Committee for ten years. He served on the board of directors and was Chair of the Audit Committee of Wilmington Savings Bank, Wilmington, Ohio, a private bank, from 2011 to 2019, and previously served on the board of directors of the Notre Dame National Monogram Club and was Chair of the Boland-Brennan-Riehle Committee, which oversees a $6 million scholarship fund for children of former Notre Dame athletes. Mr. Bouffard is a member of the American Institute of Certified Public Accountants, the Ohio Society of Certified Public Accountants, and he previously served as a member of the American Institute of Certified Public Accountants Savings and Loan Committee. Mr. Bouffard’s leadership experience, accounting knowledge and business experience qualify him to serve on our board of directors and enhance his ability to contribute as a director.

Maryann Bruce Age 60	Director
Maryann Bruce joined our board of directors in August 2018, after a greater than 30-year career in the financial services industry. In acknowledgment of her leadership and expertise, Ms. Bruce was honored by Directors & Boards as one of 20 accomplished female board members in Directors to Watch and by US Banker appearing on “The 25 Most Powerful Women in Banking” list. Formerly, she was an independent director of MBIA (NYSE: MBI) serving on the Audit & Compliance and Compensation & Governance Committees, an independent director and Chair of the Compensation Committee of Atlanta Life Financial Group, a private company, and a Trustee of both the Allianz Global Investors and PNC Funds. Since October 2007, Ms. Bruce has been President of Turnberry Advisory Group, a private consulting firm. From December 2008 to July 2010, she was President of Aquila Distributors, Inc., a subsidiary of Aquila Investment Management LLC, a boutique asset manager. Prior to that, from September 1999 to June 2007, she was President of Evergreen Investments Services, Inc., an investment management and diversified financial services business and subsidiary of Wachovia (now Wells Fargo and Company). Ms. Bruce is the Chair of the Board of Wrestle Like A Girl, the Nominating Committee Chair of the C200 Foundation, a women’s executive leadership association, an advisory board member of RealBlocks, a FinTech company, and a founder of the National Association of Corporate Directors’ Carolinas Chapter. Ms. Bruce earned the CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University, demonstrating her commitment to advanced understanding of the role of the board and management in cyber-risk oversight. Ms. Bruce has extensive executive leadership and corporate governance experience with functional expertise in strategy, sales and distribution, marketing, product development, risk management, as well as regulatory oversight. Her deep understanding of starting, building, and scaling high-growth businesses, coupled with her keen perspective in the financial markets brings a wealth of practical knowledge and a unique and valued point-of-view as a board member.

Patricia Diaz Dennis Age 74	Director
Patricia Diaz Dennis joined our board of directors in August 2018. Ms. Diaz Dennis has decades of corporate experience, having served on the boards of CarrAmerica, Massachusetts Mutual Life Insurance Company, Citadel Communications Corporation, and Telemundo Group, among others. In 1995, she joined SBC Communications, Inc., the company that later became AT&T, as a Senior Vice President, serving in a variety of positions including General Counsel and Secretary of SBC West from May 2002 until August 2004, and Senior Vice President and Assistant General Counsel of AT&T from August 2004 until she retired in November 2008. Before joining SBC, Ms. Diaz Dennis was appointed by two Presidents and confirmed by the U.S. Senate to three federal government positions. President Ronald Reagan named her to the National Labor Relations Board in 1983, and appointed her a commissioner of the Federal Communications Commission three years later. After becoming partner and communications group practice chair of Jones, Day, Ms. Diaz Dennis returned to public service in 1992, when President George H. W. Bush appointed her Assistant Secretary of State for Human Rights and Humanitarian Affairs. From 1993 until 1995, Ms. Diaz Dennis served as special counsel for communications matters to the law firm of Sullivan & Cromwell. The former Chair of the National Board of Directors of the Girl Scouts of the USA, Ms. Diaz Dennis has also served on the World Bank Sanctions Board and the NPR Board of Directors. She is currently a director of Entravision Communications Corporation (NYSE: EVC) and United States Steel Corporation (NYSE: X), sits on the WGU Texas advisory board, Chairs The Global Fund Sanctions Panel, is a Trustee and Secretary and former Vice Chair of the Mind Science Foundation and is Immediate Past Chair of the World Affairs Council of San Antonio. She is a member of the California, Texas, and District of Columbia bars, and is admitted to practice before the U.S. Supreme Court. Ms. Diaz Dennis’ legal expertise, federal government public service, and substantial board service enhance her skills in corporate governance, compensation matters, risk management, compliance, internal controls, employment, legislative, regulatory, public policy and operational issues. Additionally, her National Labor Relations Board experience brings union relations insight and expertise to the board. These strengths, along with her record of demonstrated executive leadership and integrity provide valued insight and perspective to board deliberations and oversight of the Bank.

Robert C. Dinerstein Age 78	Director
Robert C. Dinerstein has served on our board of directors since August 2011. Mr. Dinerstein is Chair of Veracity Worldwide, a strategic risk assessment firm that advises companies doing business in emerging markets, a position he has held since October 2009. Before that, he was Chair of Crossbow Ventures, Inc., a venture capital firm, from 2005 until 2010. He also was a shareholder and served as global co-chair of the financial institutions practice at Greenberg Traurig, LLP, a full-service international law firm, from October 2006 until August 2008. Before that, he was a senior executive with UBS AG’s Investment Bank, having served as Vice Chair-Americas, Global General Counsel and as a member of its Board and Management Committee, with responsibility for all legal, compliance and regulatory matters. While at UBS, Mr. Dinerstein also served on the boards of two of the bank’s international mutual funds and as a trustee of its U.S. pension plan. He also represented UBS on the Executive Committee of the Institute of International Bankers. Before joining UBS, Mr. Dinerstein was Executive Vice President and General Counsel of Shearson Lehman Brothers and was also Vice President and General Counsel of Citicorp’s Investment Bank. He previously served on the Board of Medarex, Inc., a Nasdaq listed biopharmaceutical company, and was chairman of its Nominating and Governance Committee and a member of its Audit and Compensation Committees. He is a member of the Council on Foreign Relations, the National Association of Corporate Directors, and the board of the Connecticut Chapter of the Alzheimer’s Association. He is also a former member of Sheltering Arms, a diversified social service organization, the advisory committee of the Export Import Bank of the United States, the Dean’s Leadership Council of the Harvard Graduate School of Education and Chairman of Everybody Wins, a literacy and mentoring organization, a board member of the Red Cross of Greater New York and of Phipps Houses, a leading developer of affordable housing and a member of the Advisory Board of School of International and Public Affairs of Florida International University. Mr. Dinerstein brings to the board an overall institutional knowledge of the Bank’s business, banking industry expertise, legal training and leadership experience, all of which qualify him to serve on our board of directors.

Mark A. Finser Age 61	Director
Mark A. Finser was a founding member of New Resource Bank and served as its Chair until our acquisition of New Resource Bank in 2018. Mr. Finser started his career in social finance in 1984 as a founder of RSF Social Finance (“RSF”), an organization focused on developing innovative social finance tools to serve the unmet needs of clients and partners. He served as President and Chief Executive Officer of RSF until 2007, during which time he led the growth of the organization’s assets to $120 million. In 2007, he transitioned to Chairman of the Board of Trustees of RSF and served in that role until 2018. As an active member of the social finance community, Mr. Finser has served on several boards, including B Lab, Yggdrasil Land Foundation, and Gaia Herbs. Mr. Finser also works with high net worth individuals and families to develop a strategy to align financial resources with personal values. As part of this work, Mr. Finser serves as an independent trustee for families and multigenerational beneficiaries. Mr. Finser’s extensive business experience, including his experience as a bank director, and knowledge of our mission and markets that we serve qualify him to serve on our board of directors and enhance his ability to contribute as a director.

JoAnn S. Lilek Age 64	Director Nominee
Ms. Lilek has more than 30 years’ experience as a Chief Financial Officer and an operations leader in consulting, commercial banking, and supply chain management. Ms. Lilek currently serves as an independent Trustee and Audit Committee Chair of the Datum One Series Trust, a series of mutual funds. From 2010 to 2018, she served as Chief Financial Officer and Chief Operating Officer of Accretive Solutions, Inc., a private equity owned company. From 2008 to 2010, Ms. Lilek served as Executive Vice-President, Chief Financial Officer and Corporate Secretary of Midwest Banc Holdings. Inc. (NASDAQ: MBHI) where she was part of the turnaround team commissioned to recapitalize its subsidiary, Midwest Bank, during the global financial crisis of 2008. From 2001 to 2008, Ms. Lilek was Chief Financial Officer for DSC Logistics (DSC), a well-known, privately held national provider of third-party logistics and supply chain management services. Prior to DSC, Ms. Lilek had a distinguished, 23 year career in financial leadership at ABN Amro North America. She played an instrumental role in ABN Amro North America’s growth to become the largest foreign bank in the United States. She held the positions of Group Senior Vice-President and Corporate Controller for North America from 1991 to 1999 and Executive Vice-President and Chief Financial Officer Wholesale Banking for North America from 1999 to 2000 and, also, worked directly with the North American Chairman and CEO leading a key strategic initiative. She served as a board member of the Hinsdale Bank and Trust Company, a subsidiary of Wintrust Corporation (NASDAQ: WTFC), from 2011 to 2016 where she, also, served as Audit Committee Chair and as a credit and risk management committee member. In addition, from 2005 to 2009, she served as board Chair for the Lou Holland Trust Mutual Fund. With her community service, she has 14 years of board service at the YWCA Metropolitan Chicago, including board President and Treasurer. Ms. Lilek was named YWCA Director Emeritus in 2014. She currently serves on the advisory board of Milton’s Distributing and Gordon Logistics, jointly managed private family business entities. Both Directors & Boards in 2007 and Private Company Director in 2019 highlighted Ms. Lilek’s accomplishments in their “Directors to Watch” articles. Ms. Lilek was a 2015 Financial Executives International Chicago Chief Financial Officer of the Year “Mid-Sized Private Company Finalist”. She is a Founding Member of the Private Directors Association and a member of the National Association of Corporate Directors and Women Corporate Directors. Ms. Lilek has previously been deemed an Audit Committee Financial Expert experienced as Audit Committee Chair in both a commercial bank and an investment management company. In addition to her corporate governance expertise, Ms. Lilek’s extensive executive leadership experience in commercial banks and middle market companies qualifies her to serve on our board of directors and provide valuable perspectives to our discussions and oversight of the Bank.

Julie Kelly Age 54	Director
Julie Kelly has served on our board of directors since April 2010. Ms. Kelly is the General Manager of the New York New Jersey Regional Joint Board of Workers United and an International Vice President and member of the General Executive Board of Workers United, positions she has held since 2010. She has worked in the labor movement since 1989 and has been with Workers United and its predecessor organizations in a number of capacities since 2000. Ms. Kelly is President of the New York New Jersey Regional Joint Board Holding Company, Inc., a director of Amalgamated Life Insurance Company, and a trustee of the Amalgamated National Health Fund, Amalgamated Retail Retirement Fund, Consolidated Retirement Fund, the National Retirement Fund and the Union Health Center. She also served as former President of the Clothing Workers Center, a historic organization that has provided a home for tens of thousands of ACTWU workers for over a century. During her tenure as a director for over ten years, Ms. Kelly has developed knowledge of the Bank’s business, history, organization, mission, and executive management, which qualify her to serve on the board of directors and enhance her ability to contribute as a director.

John McDonagh Age 70	Director
John McDonagh has served on our board of directors since January 2013. Mr. McDonagh retired from JPMorgan Chase Bank N.A. (together with its predecessor organizations, “JPM”) in February 2011 as a Managing Director of JPM’s Global Special Credit Group, having served in various credit capacities at JPM over a career spanning approximately 38 years, including as a division executive for Chase Real Estate Department and as a director for Chase Bank of Florida. In his final position at JPM, which he occupied from 1998 until his retirement, Mr. McDonagh was responsible for, among other things, the restructuring of large corporate credits, usually over $1.0 billion and involving borrowers in various industries. From 2009 until his retirement, Mr. McDonagh also served on JPM’s bank-wide management Real Estate Committee. From 2003 through his retirement, he also served on the Management Committee responsible for reviewing the warehouse position of JPM’s Commercial Mortgage Securitization Group. Before that, he served on JPM’s Fund Performance Review Committee investigating performance of investments sold to pension funds from 1996 until 1998. Mr. McDonagh’s extensive business and banking experience and knowledge of credit markets qualify him to serve on our board of directors and enhance his ability to contribute as a director.

Robert G. Romasco Age 73	Director
Robert G. Romasco has served on our board since September 2014. Mr. Romasco served as President, and chief volunteer spokesperson, of AARP from 2012 until 2014, and served on AARP’s board of directors from 2006 until 2014, where he served as AARP’s Secretary-Treasurer; Chair of the board’s Audit & Finance Committee; and Chair of the National Policy Council. Before that, Mr. Romasco served as Senior Vice President of customer, distribution, and new business development for QVC, Inc. from November 2005 until June 2006. Before joining QVC, he served as Executive Vice President and Chief Marketing Officer of CIGNA Corp. where he was responsible for driving marketing and distribution leverage across four independent business units. Before CIGNA Corp. and QVC, Mr. Romasco served as Chief Executive Officer of J.C. Penney Direct Marketing Services, a $1 billon insurance company where he led a return to profitable growth, prepared for the successful sale of the division while providing the workforce with performance bonuses and severance protection; Senior Vice President of American Century Investments; Director of Strategic Customer Development for Corporate Decisions Inc.; and as Chief Financial Officer of Epsilon, a pioneer in the database marketing industry. Mr. Romasco has served on the advisory board of the Eugene Bay Foundation, which makes grants to community-building organizations in Philadelphia. He served as an advisory board member of Eastwood, Inc., a privately held leader in direct marketed auto restoration components, from April 2005 until April 2019. Mr. Romasco’s business experience provides him with an appreciation of markets that we serve, and his leadership experiences provide him with insights regarding product management and retail marketing, each of which qualify him to serve on our board of directors.

Edgar Romney Sr. Age 78	Director
Edgar Romney Sr. has served on our board of directors since July 1995. Mr. Romney Sr. briefly became President of Workers United upon its formation in March 2009 and has been its Secretary-Treasurer since July 2009. He is also a member of the General Executive Board of Workers United and Vice President of Service Employees International Union, positions he has held since September 2009. Mr. Romney Sr. joined the former International Ladies’ Garment Workers’ Union (ILGWU) in 1962 as a shipping clerk. He later became an Organizer and Business Agent with Local 99 ILGWU and, in 1976, was asked to serve as Director of Organization for the largest ILGWU affiliate – Local 23-25. Two years later, he was elected Assistant Manager of Local 23-25, and in 1983, became the local’s Manager-Secretary and an ILGWU Vice President. Mr. Romney Sr. served as Manager-Secretary of Local 23-25 until 2004, when he became Manager of the New York Metropolitan Area Joint Board, formed by the consolidation of the five local unions that represent apparel workers in the New York area. In 1989, Mr. Romney Sr. was elected ILGWU Executive Vice President, becoming the first African-American to hold that position, and in 1995, he became Executive Vice President of UNITE – the union that grew out of the merger of the ILGWU and ACTWU. He was elected to the position of Secretary-Treasurer of UNITE in 2003. With the merger of UNITE and HERE in 2004, Mr. Romney Sr. became Executive Vice President of UNITE HERE, a position he held until the separation of UNITE and HERE in 2009. Mr. Romney Sr. also served as Secretary-Treasurer of the Change to Win Coalition from September 2003 until 2009. He was Co-Chair of the Garment Industry Day Care Center of Chinatown and Secretary-Treasurer of the Garment Industry Development Corporation. He continues to serve on numerous boards of directors and is National Secretary of the A. Philip Randolph Institute; Vice President of IndustriALL and the New York State AFL-CIO; and an executive board member of the New York City Central Labor Council and the Workmen’s Circle. Mr. Romney Sr. is also a director of Amalgamated Life Insurance Company, a board member of the Sidney Hillman Foundation, and a trustee of each of the Consolidated Retirement Fund and the National Retirement Fund. Mr. Romney Sr. is the father of Mr. Romney Jr., who is an Executive Vice President and our Northeast Regional Director. Mr. Romney Sr. brings to the board an intimate understanding of the Bank’s business, mission and organization, as well as substantial leadership ability, all of which qualify him to serve on our board of directors.

Stephen R. Sleigh Age 65	Director
Stephen R. Sleigh has served on our board of directors since March 2015. In March 2015, he started a consulting business, Sleigh Strategy LLC, to provide strategic advice aligning business and workforce interests. Mr. Sleigh previously was the Director of the International Association of Machinists National Pension Fund from April 2011 to March 2015, and was the Director of Strategic Resources for the International Association of Machinists, a position he held from September 1994 until September 2006. He also served as a Partner at The Yucaipa Companies, LLC from September 2006 until March 2011. Before that, he worked as Research Director of the International Brotherhood of Teamsters and Deputy Director of the Center for Labor-Management Policy Studies. Mr. Sleigh is a current member and past President of the Labor and Employment Relations Association. He has served as a director of the Baltimore Branch of the Federal Reserve Bank of Richmond, appointed by the Federal Reserve Board of Governors. Mr. Sleigh is the author of two books, On Deadline (1998) and Economic Restructuring and Emerging Patterns of Industrial Relations (1993). Mr. Sleigh serves as the director representative for the investment funds affiliated with The Yucaipa Companies, LLC, pursuant to such funds’ contractual director nomination right. Mr. Sleigh brings to the board an overall institutional knowledge of the Bank’s business, banking industry expertise, and leadership experience, all of which qualify him to serve on our board of directors.

The board of directors recommends a vote FOR each of the above nominees.

Biographical Information for Our Executive Officers Who are Not Directors
Biographical information for each of our executive officers is provided below (other than Ms. Fox). Because Ms. Fox also serves on our board of directors, we have provided her biographical information above with our other directors.

Andrew LaBenne Age 47	Senior Executive Vice President and Chief Financial Officer
Andrew LaBenne has served as our Chief Financial Officer since April 2015, as a Senior Executive Vice President since April 2017, and as an Executive Vice President from April 2015 until April 2017. Before joining us, he served as Chief Financial Officer of Business Banking for JPMorgan Chase & Co. from August 2013 until April 2015. From 1996 until July 2013, Mr. LaBenne spent 17 years at Capital One Financial in various positions in operations, marketing and finance, including as Chief Financial Officer of Retail Banking and Chief Financial Officer of Commercial Banking. While at Capital One Financial, he played a key role in growing the institution’s banking franchise through acquisitions and organic growth. He holds a bachelor’s degree in engineering from the University of Michigan and an M.B.A. from the University of Virginia. Mr. LaBenne has informed the board of directors of his decision to resign from his positions with the Company and the Bank effective in late April 2021.

Martin Murrell Age 58	Senior Executive Vice President and Chief Operating Officer
Martin Murrell has served as our Chief Operating Officer and as our Senior Executive Vice President, Consumer Banking since April 2017. He joined Amalgamated in our Washington D.C. office in April 2016 as our Executive Vice President and Head of Consumer Banking. Mr. Murrell has over 15 years of experience in the design, implementation and management of consumer digital financial services. From November 2007 until April 2016, Mr. Murrell held various positions at American Express, including Head of Direct Deposits—where he was responsible for launching and leading the personal savings direct deposit business, VP Strategic Planning Group, and Vice President of Enterprise Strategic Initiatives. Before his time at American Express, he was a Vice President with Capital One Financial, where he launched its first online direct savings product, led an internal team focused on enhancing customer experience, and developed a number of secure consumer online payment systems. Mr. Murrell holds a Ph.D. in Nuclear Physics from The Queen’s College, University of Oxford, and a bachelor’s degree in Physics from the University of Durham.

Sam Brown Age 38	Executive Vice President, Director of Commercial Banking
Sam Brown joined us as Executive Vice President, Business Development in December 2014. In December 2015, Mr. Brown became our Executive Vice President, Director of Commercial Banking. Prior to joining us, Mr. Brown serves as Director of the White House Business Council in the White House’s Office of Public Engagement, a position he held from 2013 to 2014. As President Barack H. Obama’s liaison to the private sector, Mr. Brown worked on economic policies to help America’s working families and businesses succeed. Before leading the Business Council, Mr. Brown held various positions between 2007 and 2012 serving President Obama. Mr. Brown also served as the founding Chief Operating Officer of Organizing for Action and Finance Chief of Staff for the Obama-Biden 2012 campaign. Mr. Brown holds a bachelor’s degree from University of Southern California.

Jason Darby Age 48	Executive Vice President and Chief Accounting Officer
Jason Darby has served as our Chief Accounting Officer and Controller and as Executive Vice President since February 2018, and previously served as our Controller and Senior Vice President from July 2015 until February 2018. Before that, he served as Managing Director of Commercial Business Banking for Capital One Financial from July 2012 until June 2015. From 1993 until June 2012, Mr. Darby was an Executive Vice President in charge of sales and marketing at Esquire Bank and, before that, he spent nine years at North Fork Bank/Capital One Financial in various positions in operations and finance.  Additionally, Mr. Darby spent five years at KPMG and two years at American Express.  Mr. Darby is a licensed CPA in New York and holds a bachelor’s degree in accounting from St. Bonaventure University as well as an M.B.A. from the University of Pittsburgh.

Mark Pappas Age 61	Executive Vice President and Chief Risk Officer
Mark Pappas joined us in August 2015 as our Chief Audit Executive. In April 2018, we appointed him as our Chief Risk Officer. Before joining us, Mr. Pappas held various roles at Morgan Stanley in Internal Audit and Finance Risk executive leadership over an 11-year period from August of 2004 to July of 2015. During his tenure at Morgan Stanley, Mr. Pappas developed and implemented the global, firm-wide Sarbanes-Oxley compliance program. Before that, Mr. Pappas held senior audit leadership positions at international and national banks, including Credit Suisse, Standard Chartered, Bankers Trust and Credit Agricole. He is a past President of the Securities Industry & Financial Markets Association (SIFMA) Internal Auditors Division. Mr. Pappas is also a Certified Public Accountant and earned a Master of Business Administration degree in Finance from Fordham University and a Bachelor of Arts degree in Accounting and Information Systems from Queens College.

Arthur Prusan Age 54	Executive Vice President and Chief Credit Risk Officer
Arthur Prusan has served as our Chief Credit Risk Officer since April 2018. Before that, he served as our Senior Vice President, Head of Credit Operations, and as a Commercial & Industrial Senior Credit Officer from 2012 until April 2018. Before joining us, Mr. Prusan served as Chief Administrative Officer for Global Business Services Americas at Deutsche Bank. Mr. Prusan began his career at GE Capital in 1989, working in various business units where he led pricing and deal structuring for leases and loans. After his time at GE Capital, Mr. Prusan managed pricing and sales contracts at IPC, a telecom technology company that serves the financial services industry. Mr. Prusan has previously worked at Goldman Sachs and UBS in various finance, administrative, business management, and operations positions. Mr. Prusan earned his MBA from Northwestern Kellogg School of Management and his Bachelor of Arts in Applied Math and Economics from Yale University.

Sean Searby Age 39	Executive Vice President, Operations and Program Management
Sean Searby has served as the Bank’s Executive Vice President, Operations and Program Management since 2020. Prior to that, he served as the Director of Product Management from 2018 to 2020, and as the Director of Product & Client Services within Commercial Banking from 2015 to 2018. Before joining the Bank, Mr. Searby worked in Global Transaction Banking at HSBC on the USD Clearing Team, providing foreign financial institutions and multinational corporations access to the USD market. Before HSBC, Mr. Searby was in the Strategic Planning Group at Cathay Bank. Earlier in his career, he held a number of positions in Operations and Cash Management.

Deborah Silodor Age 61	Executive Vice President and General Counsel
Deborah Silodor has served as our Executive Vice President and General Counsel since 2015. Before that she served as our Deputy General Counsel from February 2009 until January 2015, and as our Assistant General Counsel from June 2007 until February 2009. Before joining us, she served as counsel in the law firm of Lowenstein Sandler in New Jersey from June 1999 until June 2007, where she specialized in commercial litigation. Earlier in her career, Ms. Silodor served as an enforcement attorney with the Office of Thrift Supervision. She holds a bachelor’s degree in History from Georgetown University and a J.D. degree from New York University School of Law.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information about the beneficial ownership of our common stock as of March 10, 2021, the record date:

•each person known to us to be the beneficial owner of more than 5% of our common stock;

•each Named Executive Officer;

•each of our directors;

•each of our director nominees; and

•all of our executive officers and directors as a group.

Unless otherwise noted in the footnotes below, the address of each beneficial owner listed in the table is c/o Amalgamated Financial Corp., 275 Seventh Avenue, New York, New York 10001. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 31,115,136 shares of our common stock outstanding as of March 10, 2021.

    In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 10, 2021. We, however, did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number(1)	Percentage
Named Executive Officers, Directors, and Director Nominees
Keith Mestrich(2)	12,903	*
Andrew LaBenne(3)	319,274	1.03%
Sam Brown(4)	147,417	*
Lynne P. Fox(5)	29,363	*
Donald E. Bouffard Jr.(6)	35,963	*
Maryann Bruce	10,428	*
Patricia Diaz Dennis	5,603	*
Robert C. Dinerstein(7)	35,763	*
Mark A. Finser	35,243	*
JoAnn S. Lilek	—	—
Julie Kelly(8)	22,963	*
John McDonagh(9)	37,763	*
Robert G. Romasco(10)	36,263	*
Edgar Romney Sr.(11)	25,663	*
Stephen R. Sleigh(12)	23,663	*
All directors and executive officers as a group (21 persons)	1,124,675	3.50%

Greater than 5% Stockholders
Workers United Related Parties(13)	12,693,603	40.80%
Investment funds affiliated with The Yucaipa Companies, LLC(14)	3,794,980	12.20%
Adage Capital Partners GP, L.L.C.(15)	1,681,660	5.40%

* Represents less than 1% of total outstanding shares, including exercisable options.

(1)For purposes of the tabular disclosure above, all fractional shares have been rounded down to the nearest whole share, based on total shares owned by each record holder.
(2)Effective January 31, 2021, Mr. Mestrich resigned from his positions as President and Chief Executive Officer and director of the Company and the Bank.
(3)Includes currently exercisable options to purchase 293,020 shares of our common stock.
(4)Includes currently exercisable options to purchase 145,660 shares of our common stock.
(5)Includes currently exercisable options to purchase 23,660 shares of our common stock.
(6)Includes currently exercisable options to purchase 30,360 shares of our common stock.
(7)Includes currently exercisable options to purchase 30,360 shares of our common stock.
(8)Includes currently exercisable options to purchase 18,260 shares of our common stock. Director Kelly disclaims beneficial ownership for 300 shares of our common stock owned by her spouse.
(9)Includes currently exercisable options to purchase 30,360 shares of our common stock.
(10)Includes currently exercisable options to purchase 30,360 shares of our common stock.
(11)Includes currently exercisable options to purchase 18,260 shares of our common stock.
(12)Includes currently exercisable options to purchase 18,260 shares of our common stock.

(13)Workers United is a registered bank holding company. The Workers United Related Parties, which includes Workers United and certain joint boards, locals or similar organizations authorized under the constitution of Workers United, entered into an Ownership Agreement among themselves, pursuant to which they agreed not to transfer any of their common stock unless the transfer complies with the 2018 Investor Rights Agreement. Pursuant to the Ownership Agreement, the Workers United Related Parties also agreed that, before offering any of their common stock to an unaffiliated third party, they will first offer the other Workers United Related Parties the opportunity to purchase such shares. See “Certain Relationships and Related Party Transactions.” Based solely on the Schedule 13G filed on February 14, 2019 by the Workers United Related Parties, each party thereto reported sole voting power and sole dispositive power of the following shares of our common stock: Workers United—7,990,349.86 shares; Chicago & Midwest Regional Joint Board, Workers United—479,567 shares; Laundry, Distribution & Food Service Joint Board, Workers United—281,583.12 shares; Local 50, Workers United—114,600 shares; Mid-Atlantic Regional Joint Board, Workers United—264,939.14 shares; New York Metropolitan Area Joint Board, Workers United—85,908.92 shares; New York-New Jersey Regional Joint Board, Workers United —1,630,806.40 shares; Pennsylvania Joint Board Workers United, SEIU—374,517.82 shares; Philadelphia Joint Board, Workers United—523,022 shares; Rochester Regional Joint Board Fund for the Future— 132,580 shares; Rochester Regional Joint Board, Workers United—519,132.96 shares; Southern Regional Joint Board, Workers United—149,794.78 shares; Western States Regional Joint Board, Workers United—119,380 shares; and Workers United Canada Council—27,421.98 shares. The address for the United Workers Related Parties is 22 South 22nd Street, Philadelphia, Pennsylvania 19103.
(14)Includes Yucaipa Corporate Initiatives Fund II, L.P., and Yucaipa Corporate Initiatives (Parallel) Fund II, L.P., which are both private equity funds affiliated with The Yucaipa Companies, LLC. Ronald W. Burkle indirectly controls both Yucaipa Corporate Initiatives Fund II, L.P. and Yucaipa Corporate Initiatives (Parallel) Fund II, L.P. and their general partner. As a result, Mr. Burkle may be deemed to have voting and dispositive power with respect to the shares of our common stock owned by Yucaipa Corporate Initiatives Fund II, L.P. and Yucaipa Corporate Initiatives (Parallel) Fund II, L.P. and therefore may be deemed to be the beneficial owner of such shares; however, Mr. Burkle disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for Yucaipa Corporate Initiatives Fund II, L.P. and Yucaipa Corporate Initiatives (Parallel) Fund II, L.P. is 9130 W. Sunset Blvd., Los Angeles, California 90069.
(15)This is information is based solely on the Form 13F filed on February 16, 2021 by Adage Capital Partners GP, L.L.C. for the quarter ended December 31, 2020, which reports sole voting power over 1,681,660 shares.

CORPORATE GOVERNANCE AND SOCIAL RESPONSIBILITY

Introduction

Our directors meet regularly to review our operations and discuss our business plans and strategies. Our full board of directors met 13 times in 2020. During 2020, each director attended at least 75% of the aggregate of the total number of board meetings and the total number of meetings held by the committees of the board on which he or she served. At our 2020 annual meeting, 11 of our 12 directors were in virtual attendance. We expect each director to attend our annual meeting of stockholders, although we recognize that conflicts may occasionally arise that will prevent a director from attending an annual meeting.

Director Independence
Under the rules of Nasdaq, independent directors must constitute a majority of a listed company’s board of directors. A director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
Our board currently has 11 members consisting of five directors (Ms. Fox, Ms. Kelly, and Mr. Romney Sr. and two independent directors, Ms. Bruce and Ms. Diaz Dennis) designated by Workers United, one director designated by the Yucaipa Funds (Mr. Sleigh), Mr. Finser (the former chair of New Resource Bank’s board of directors), and our other four existing independent directors (Mr. Bouffard, Mr. Dinerstein, Mr. McDonagh, and Mr. Romasco). We have also nominated for election at the 2021 annual meeting an additional independent director (Ms. Lilek) to our board of directors.
Our board of directors has evaluated the independence of each director nominee based on the independence criteria under Nasdaq rules and has determined that each of Mr. Bouffard, Ms. Bruce, Ms. Diaz Dennis, Mr. Dinerstein, Mr. Finser, Ms. Lilek, Mr. McDonagh, Mr. Romasco, and Mr. Sleigh is an independent director.
As part of this evaluation, our board of directors considered the current and prior relationships that each independent director has with the Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each independent director, and the matters discussed under “Certain Relationships and Related Party Transactions.”
Our board of directors determined that the following directors are not independent: Ms. Fox (our Interim President and Chief Executive Officer), Ms. Kelly, and Mr. Romney Sr.
Family Relationships
Edgar Romney Sr., one of our directors, is the father of Edgar Romney Jr., a Senior Vice President and Northeast Regional Director of the Bank.
Meetings and Committees of the Board of Directors
Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include, among others, the Audit Committee, Compensation and Human Resources Committee, Governance and Nominating Committee, Executive and Corporate Social Responsibility Committee, Credit Policy Committee, Enterprise Risk Oversight Committee, and Trust Committee. Our board of directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents. The composition and responsibilities of each committee are described below. Members will serve on these committees so long as they are a member of the board of directors until their resignation or until otherwise determined by our board of directors.

Director	Executive and Corporate Social Responsibility	Audit	Compensation and Human Resources	Governance and Nominating	Enterprise Risk Oversight	Trust	Credit Policy
Lynne P. Fox	Chair
Donald E. Bouffard Jr.		Chair
Maryann Bruce
Patricia Diaz Dennis			Chair
Robert C. Dinerstein					Chair
Mark A. Finser
JoAnn S. Lilek(1)
Julie Kelly
John McDonagh							Chair
Robert G. Romasco				Chair
Edgar Romney Sr.						Chair
Stephen R. Sleigh

(1)As a director nominee only, Ms. Lilek has not been assigned to any committee. Our board of directors will assign Ms. Lilek to a committee(s) upon her election to the board of directors.

Audit Committee
Our Audit Committee consists of Mr. Bouffard, Ms. Bruce, and Mr. Dinerstein, with Mr. Bouffard serving as Chair. The Audit Committee met 12 times during the 2020 fiscal year. Our Audit Committee performs the duties required of audit committees under 12 C.F.R. § 363.5 for insured depository institutions and under the Sarbanes-Oxley Act of 2002 (“SOX”). Our Audit Committee has responsibility for, among other things:
•selecting and hiring our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•evaluating the qualifications, performance and independence of our independent registered public accounting firm;
•monitoring the internal controls over financial reporting and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•reviewing the adequacy and effectiveness of our internal control policies and procedures;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;
•preparing the Audit Committee report required by the Exchange Act rules to be included in our annual proxy statement; and
•oversight of our SOX compliance.

The rules of Nasdaq require our Audit Committee to be composed entirely of independent directors, subject to certain limited exceptions. Applicable FDIC regulations also require that our Audit Committee be composed of “outside directors who are independent of management.” Our board of directors has affirmatively determined that each of the members of our Audit Committee meet the definition of “independent directors” and “outside directors” under Nasdaq listing standards and FDIC regulations, respectively. In addition, as a bank holding company with more than $3 billion in assets, under applicable FDIC regulations, our Audit Committee includes members with banking or related financial management expertise, has access to its own outside counsel, and does not include any large customers of the Bank. Our board of directors also has determined that Mr. Bouffard qualifies as an “audit committee financial expert” as defined by Exchange Act rules.
Our board of directors has adopted a written charter for our Audit Committee, which is available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab.
Compensation and Human Resources Committee
Our Compensation and Human Resources Committee (the “Compensation Committee”) consists of Ms. Diaz Dennis, Mr. McDonagh, and Mr. Romasco, with Ms. Diaz Dennis serving as Chair. The Compensation Committee met nine times during the 2020 fiscal year. The Compensation Committee is responsible for, among other things:
•reviewing and approving compensation of our executive officers including salary, long-term incentives, cash incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits and benefit plans;
•reviewing and recommending compensation policies and practices for our employees and considering whether risks arise from such policies and practices;
•reviewing the compensation of our non-employee directors and recommending any changes to the full board;
•reviewing and discussing annually with management any executive compensation disclosure required by Exchange Act rules;
•administering, reviewing and making recommendations with respect to our equity or long term compensation plans;
•oversight of the development of succession plans for our executive officers and their direct reports;
•oversight of our policies regarding employee engagement; and
•oversight of our diversity and inclusion program.
The Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of our board of directors or officers to grant stock awards under our equity or long term incentive plans to persons who are not then subject to Section 16 of the Exchange Act. Delegation by the Compensation Committee to any subcommittee shall not limit or restrict the Compensation Committee on any matter so delegated, and, unless the Compensation Committee alters or terminates such delegation, any action by the Compensation Committee on any matter so delegated shall not limit or restrict future action by such subcommittee on such matters.

Our board of directors has evaluated the independence of the members of our Compensation Committee and has determined that each member of our Compensation Committee meets the definition of an “independent director” under Nasdaq listing standards. Each member of our Compensation Committee also satisfies the independence requirements and additional independence criteria under Rule 10C-1 under the Exchange Act, and qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
Our board of directors has adopted a written charter for our Compensation Committee, which is available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab.
Role of Compensation Consultant
Our Compensation Committee retains, at our expense, independent consultants to assist it in executive compensation matters. The Compensation Committee retained Semler Brossy Consulting Group LLC (“SBCG”) to assist it in executive compensation matters beginning in October 2018. SBCG reports directly to the Compensation Committee and does not have any other consulting engagements with management or the Company. In considering the retention of SCBG, the Compensation Committee assessed SBCG’s independence in light of SEC rules and Nasdaq listing standards and determined that SCBG was independent and their work did not create any conflicts of interest.
During 2020, the Compensation Committee met with such consultants numerous times in and out of the presence of management, to review findings based on market research and considers those findings in determining and adjusting our executive compensation program.
With respect to Chief Executive Officer compensation, SBCG provided, and continues to provide, an independent recommendation to the Compensation Committee, in the form of a range of possible outcomes, for the Compensation Committee’s consideration. In developing its recommendation, SBCG relies on its understanding of our business and compensation programs and SBCG’s independent research and analysis. SBCG does not meet with our Chief Executive Officer with respect to Chief Executive Officer compensation. SBCG also assisted us in the design of our annual incentive plan for our eligible employees, including our Named Executive Officers. With respect to director compensation and the compensation of our senior executive vice-presidents and executive vice-presidents, SBCG conducts market analyses and advises us on best practices and market trends. SBCG provides to the Compensation Committee an independent assessment of management’s recommendations on senior executive vice-presidents and executive vice-presidents compensation.
Governance and Nominating Committee
Our Governance and Nominating Committee consists of Mr. Romasco, Mr. Bouffard, Ms. Diaz Dennis, and Mr. Finser, with Mr. Romasco serving as Chair. The Governance and Nominating Committee met seven times during the 2020 fiscal year. The Governance and Nominating Committee is responsible for, among other things:
•assisting our board of directors in identifying individuals qualified to become directors and recommending director nominees for each annual or special meeting of stockholders or for any vacancies or newly created directorships that may occur between such meetings to the board of directors;
•reviewing periodically the governance principles adopted by the board of directors and developing and recommending governance principles applicable to our board of directors;
•making recommendations to the board of directors as to determinations of director independence;
•overseeing the evaluation of our board of directors; and
•recommending members for each board committee of our board of directors.

Our board of directors has evaluated the independence of the members of our Governance and Nominating Committee and has determined that each member of the Governance and Nominating Committee is “independent” under Nasdaq listing standards.
Our board of directors has adopted a written charter for our Corporate Governance and Nominating Committee, which is available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab.
Executive and Corporate Social Responsibility Committee
Our Executive and Corporate Social Responsibility Committee consists of Ms. Fox, Mr. Bouffard, Ms. Diaz Dennis, Mr. Dinerstein, Mr. McDonagh, Mr. Romasco, and Mr. Romney Sr., with Ms. Fox serving as Chair. The Executive and Corporate Social Responsibility Committee is responsible for, among other things:
•assisting our board of directors in fulfilling its oversight responsibilities with respect to the development of our corporate social and responsibility policies and implementation of such initiatives;
•advising our Chair and President and Chief Executive Officer regarding the agenda for future board meetings; and
•reviewing our monthly financial results and attending to other matters requiring attention during the calendar months that our board of directors does not meet.
    Our board of directors has adopted a written charter for our Executive and Corporate Social Responsibility Committee, which is available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab.
Credit Policy Committee
Our Credit Policy Committee consists of Mr. McDonagh, Mr. Sleigh and Mr. Romney Sr., with Mr. McDonagh serving as Chair. The Credit Policy Committee is responsible for, among other things:
•assisting our board of directors in fulfilling its oversight responsibilities;
•reviewing and approving credits above board-specified dollar limits;
•monitoring the performance and quality of our credit portfolio;
•overseeing the administration and effectiveness of, and compliance with, our credit policies; and
•reviewing and assessing the adequacy of the allowance for loan and lease losses.
Enterprise Risk Oversight Committee
Our Enterprise Risk Oversight Committee consists of Mr. Dinerstein, Ms. Bruce, and Ms. Kelly, with Mr. Dinerstein serving as Chair. The Enterprise Risk Oversight Committee is responsible for, among other things:
•overseeing our enterprise risk management framework, including policies and practices relating to the identification, measurement, monitoring and controlling our principal business risks;
•ensuring that our risk management policies and procedures are commensurate with its structure, risk profile, complexity, activities and size;

•providing an open forum for communications between management, third parties and our board of directors to discuss risk and risk management;
•reviewing on a regular basis, at least annually, with our General Counsel, Chief Compliance Officer, and other Bank officers, our compliance with applicable laws and regulatory requirements and any legal or regulatory matters that could have a material impact on our financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies; and
•reviewing the material findings of examinations conducted by any regulatory agencies and report the results of such findings to our board of directors.
Trust Committee
Our Trust Committee consists of Mr. Romney Sr., Mr. Finser, Mr. Sleigh and Ms. Kelly, with Mr. Romney Sr. serving as Chair. The Trust Committee is responsible for, among other things:
•assisting our board of directors in fulfilling its oversight responsibilities;
•overseeing trust management’s operation of the department in a manner that is consistent with the FDIC’s Statement of Principles of Trust Department Management;
•overseeing the periodic, comprehensive reviews of each trust department account;
•enacting written policies that address important trust department activities, including account reviews, deviations from approved criteria, and internal and external audit procedures; and
•reviewing and assessing reports from supervisory agencies and trust management.
Compensation Committee Interlocks and Insider Participation
For the year ended December 31, 2020, our Compensation Committee consisted of Ms. Diaz Dennis, Mr. McDonagh, and Mr. Romasco. None of them has at any time been an officer or employee of the Company or, has had any relationship with the Company of the type that is required to be disclosed under Item 404 of Regulation S-K. During 2020, none of our executive officers served as a member of the board of directors, compensation committee or other board committee performing equivalent functions, of another entity that had one or more executive officers serving as a member of our board of directors or compensation committee.

Nominations of Directors

The Governance and Nominating Committee serves to identify, screen, recruit and nominate candidates to our board of directors. The committee charter requires the committee to review potential candidates for the board, including any nominees submitted by stockholders in accordance with our bylaws. The committee evaluated each nominee recommended for election as a director in these proxy materials. In evaluating candidates proposed by stockholders, the committee will follow the same process and apply the same criteria as it does for candidates identified by the committee or the board of directors.

When considering a potential candidate for nomination, the Governance and Nominating Committee will consider the skills and background that we require and that the person possesses, diversity of the board and the ability of the person to devote the necessary time to serve as a director. The Governance and Nominating Committee has established the following minimum qualifications for service on our board of directors:

•the highest ethics, integrity and values;

•a strong personal and professional reputation;

•professional experience that adds to the mix of the board as a whole;

•the ability to exercise sound, independent business judgment;

•freedom from conflicts of interest;

•demonstrated leadership skills;

•the willingness and ability to devote the time necessary to perform the duties and responsibilities of a director;

•relevant expertise and experience, and the ability to offer advice and guidance to our President and Chief Executive Officer based on that expertise and experience; and

•understanding of and alignment with our mission.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Governance and Nominating Committee also considers the following criteria, among others:

•whether the candidate possesses the qualities described above;

•whether the candidate qualifies as an independent director under Nasdaq listing standards;

•the candidate’s management experience in complex organizations and experience with complex business problems;

•the candidate’s other commitments, such as employment and other board positions;

•the likelihood of obtaining regulatory approval of the candidate, if required;

•whether the candidate would qualify under our guidelines for membership on the Audit Committee, the Compensation Committee or the Governance and Nominating Committee; and

•whether the candidate complies with any minimum qualifications or restrictions set forth in our bylaws.

The Governance and Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We recognize that a board made up of highly qualified directors from diverse backgrounds benefits from the contribution of different perspectives and experiences to board discussions and decisions, promoting better corporate governance. Therefore, the committee assesses nominees based on merit, having regard to those competencies, expertise, skills, background and other qualities identified from time to time by the board as being important in fostering a diverse and inclusive culture, which solicits multiple perspectives and views. The committee ensures that diverse characteristics, including but not limited to gender, age, ethnicity, disability and sexual orientation, are included in any pool of candidates from which our board of director nominees are chosen. In July 2020, we hired an executive search firm, Allegis Partners, to assist in identifying and evaluating candidates to serve as independent directors on our board of directors; however, first-time director nominee, Ms. Lilek, was identified by one of our board members.

In addition to the qualification criteria above, the Governance and Nominating Committee also takes into account whether a potential director nominee qualifies as an “audit committee financial expert” as that term is defined by the Exchange Act rules, and whether the potential director nominee would qualify as an “independent” director under the Nasdaq listing standards and Exchange Act Rule 10A-3, if applicable.

We maintain a board tenure policy (within in our Corporate Governance Guidelines) as a means of ensuring that our board of directors is renewed regularly with fresh perspectives. Under this policy, we generally seek to maintain an average tenure of ten years or less for our independent directors not designated by the Workers United Related Parties or the Yucaipa Funds. This approach strikes a balance between retaining directors with deep knowledge of the Company while adding directors who may bring an innovative outlook. As a group, our current independent directors have an average tenure of approximately 5.9 years of service.

For a stockholder to nominate a director candidate, the stockholder must comply with the advance notice provisions and other requirements of our bylaws. Each notice must state, among other things:

•as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made

◦the name and address of the stockholder who intends to make the nomination and of such beneficial owner, if any,
◦the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner,
◦any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise directly or indirectly owned beneficially by such stockholder or such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company,
◦any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or such beneficial owner has a right to vote any shares of any security of the Company,
◦any rights to dividends on the shares of the Company owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the Company,
◦any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner,
◦any performance-related fees (other than an asset-based fee) that such stockholder or such beneficial owner is entitled to, based on any increase or decrease in the value of shares of the Company or derivative instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household, and a representation that the stockholder will notify the Company in writing of any such performance-related fees in effect,
◦a description of any agreement, arrangement, or understanding with respect to such nomination between or among the stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the stockholder will notify the Company in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,

◦a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or the beneficial owner, if any, and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of the stock of the Company, and a representation that the proposing stockholder will notify the Company in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,
◦a representation that the stockholder is a holder of record of shares of the Company entitled to vote at the meeting and that the stockholder (or a qualified representative thereof) intends to appear in person at the meeting,
◦a representation whether the stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve the nomination or business to be brought before the meeting, as applicable, and/or otherwise to solicit proxies from stockholders in support of the nominees whom the stockholder proposes to nominate for election or reelection to the board or the business that the proposing stockholder proposes to bring before the meeting, as applicable,
◦to the extent known to such stockholder or such beneficial owner, if any, the name(s) of any other stockholder(s) of the Company (whether holders of record of beneficial owners) that support the nominees whom the stockholder proposes to nominate for election or reelection to the board or the business that the stockholder proposes to bring before the meeting, as applicable,
◦any pending or threatened legal proceeding in which such stockholder or such beneficial owner is a party or participant involving the Company or any of its officers or directors, or any affiliate of the Company, and
◦any other material relationship between such stockholder or such beneficial owner, on the one hand, and the Company, any affiliate of the Company or any principal competitor of the Company, on the other hand.

In addition to the information required above, each notice must also state, among other things, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the board of directors:

•all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and

•a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

For a complete description of the procedures and disclosure requirements to be complied with by stockholders in connection with submitting director nominations, stockholders should refer to our bylaws.

Leadership Structure

Our board of directors has regularly scheduled meetings at least six times a year and our Executive and Corporate Social Responsibility Committee meets during the months when the board of directors does not meet.

Our governance framework provides our board of directors with flexibility to determine the appropriate board leadership structure for the Company. We recognize that different board leadership structures may be appropriate for our Company depending on a number of different factors and, therefore, we reexamine our corporate governance policies and leadership structure from time to time to ensure that they continue to meet our needs. We believe this flexibility is important to allow our board of directors to determine the appropriate structure based on our specific needs at any given time.

Historically, our leadership structure separated the roles of Chair of the board of directors and Chief Executive Officer. However, on January 31, 2021, our then-serving Chief Executive Officer resigned from his position and effective February 1, 2021, pursuant to our publicly announced succession plan, the Chair of our board of directors was appointed as Interim President and Chief Executive Officer. During this transition period, we believe having our Chair serve in the dual roles of Chair and Interim President and Chief Executive Officer provides certain synergies by facilitating effective and efficient information flow between management and the board as we search for a permanent successor. The board also believes that when the combined role of Chair and Chief Executive Officer is coupled with a Lead Independent Director appointed by the board, the interests of stockholders are served by providing a balance between the development of corporate strategies and independent oversight of management. As discussed more fully below, we have appointed Mr. Romasco as our Lead Independent Director.

Once a permanent Chief Executive Officer successor is appointed, the board currently intends to revert back to maintaining separate positions of Chair and Chief Executive Officer, as we believe that such separation allows the Chief Executive Officer to focus primarily on leading our strategy and day-to-day operations, while our Chair can focus on leading the board in its consideration of our strategic plan and monitoring corporate governance, social responsibility, community relations and stockholder relations.

Additionally, under our Investor Rights Agreement, dated August 13, 2018, with the Workers United Related Parties, we agreed that for so long as the Workers United Related Parties collectively continue to hold 20% of the total voting power of all then-outstanding voting securities of the Company, we and each of the Workers United Related Parties will take all requisite corporate action within each parties’ control as is reasonably necessary to ensure that the Chair of the board of directors is a director designated by Workers United. Currently, Workers United has designated Ms. Fox as the Chair.

In order to provide for a greater role for the independent directors in our oversight, we have also appointed a Lead Independent Director, Mr. Romasco. In this role, he may call and preside over executive sessions of the independent directors without management present, as he deems necessary. The other duties of the lead director will continue to evolve. We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.

Board’s Role in Risk Oversight

Our Audit Committee is responsible for overseeing our risk management processes relating to: (1) financial reporting risk and internal controls; (2) oversight of the internal audit process and legal compliance; (3) regulatory compliance; (4) SOX reporting; and (5) policies and procedures as they relate to our Code of Business Conduct and Ethics, conflicts of interest and complaints regarding accounting and audit matters. The Audit Committee receives reports from management at least quarterly regarding our assessment of risks in its areas of review and the adequacy and effectiveness of internal control systems and operational risk (including compliance and legal risk). Our Chief Audit Executive reports to the Audit Committee and meets with the committee on a quarterly basis in executive sessions to discuss any potential risk or control issues involving management. The Audit Committee reports regularly to the full board, which also considers our entire risk profile.

Our Compensation Committee provides oversight of incentive compensation plans and risk related to compensation. Our Enterprise Risk Oversight Committee is responsible for overseeing our risk management framework, including policies and practices relating to the identification, measurement, monitoring and controlling our principal business risks and ensuring that our risk management framework is commensurate with its structure, risk profile, complexity, activities and size. Our Enterprise Risk Oversight Committee is comprised of two independent directors, Mr. Dinerstein and Ms. Bruce (who has earned the CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University), and one director, Ms. Kelly, who is not independent. Our Enterprise Risk Oversight Committee works directly with our Chief Risk Officer and oversees and reviews our overall enterprise risk management program and the alignment of the Company’s risk profile with its strategic plan, goals and objectives.

The enterprise risk management program currently reviews risk in numerous areas within the Company, including market, liquidity, reputation, operations and technology, cybersecurity, compliance and legal, and strategic. The Enterprise Risk Oversight Committee reviews management reports regarding specifically identified risks and makes recommendations to the board with respect to specifically identified material risks that it identifies. With regard to compliance and regulatory risk, our Enterprise Risk Oversight Committee is responsible for reviewing, on an annual basis, our compliance with applicable laws and regulatory requirements and any legal or regulatory matters that could have a material impact on our financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies.

The full board receives reports from management, the Audit Committee, the Compensation Committee, and the Enterprise Risk Oversight Committee. It reviews certain committee actions and focuses on the most significant risks we face and our general risk management strategy and also ensures that risks we undertake are consistent with board policy. While the board of directors oversees our risk management, management is generally responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Cyber and Information Security. With respect to cybersecurity, on a quarterly basis, both our Audit Committee and Enterprise Risk Oversight Committee receive reports on cybersecurity risks and preparedness. While the Enterprise Risk Oversight Committee, and the board of directors to which it reports, oversees our cybersecurity risk management, our management and Information Security department are responsible for the day-to-day cybersecurity risk management processes. Threat from cyber-attacks is severe, attacks are sophisticated and increasing in volume, and attackers respond rapidly to changes in defensive measures. Our systems and those of our customers and third-party service providers are under constant threat and it is possible that we could experience a significant event in the future. We actively monitor the cybersecurity threat landscape with a focus on the financial services sector for trends and new threats. Our Information Security Department proactively identifies and monitors systems to analyze risk to the organization and implement mitigating controls where appropriate. Formal security awareness training is conducted regularly to increase overall employee awareness about cyber threats. In addition to maintaining a defensive cybersecurity strategy, we have a disaster recovery site in an ISO 27001-certified separate colocation data center. We also maintain a cyber insurance policy that is designed to reduce the risk of loss resulting from cyber security breaches.

While we believe that our cybersecurity programs are appropriate and have been effective to prevent material incidents thus far, risks and exposures related to cybersecurity attacks are expected to remain high for the foreseeable future due to the rapidly evolving nature and sophistication of these threats, as well as due to the expanding use of Internet banking, mobile banking and other technology-based products and services by us and our customers.

Environmental, Social and Governance (ESG). Our board of directors understands its role as stewards of long-term corporate performance, and that the board has a critical role to play in ensuring that we are aware of, and able to navigate, the evolving risk and opportunities related to ESG matters. Therefore, the board of directors has designated the Executive and Corporate Social Responsibility Committee with formal responsibility to assist the board of directors in fulfilling its oversight responsibilities with respect to our development and implementation of corporate social responsibility initiatives, including those related to ESG matters. Additional information regarding our ESG practices and strategies is below under “Corporate Social Responsibility.”

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The full text of our Code of Business Conduct and Ethics, and any amendments thereto, are (or will be in the case of any amendments) available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab. We intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, the Code of Business Conduct and Ethics.

Stock Ownership Guidelines

We have a stock ownership policy that requires officers with the title Executive Vice President and above, otherwise referred to as covered individuals, to own a significant amount of our common stock. Specific guidelines are:

•Four times the then annual base salary for the President and Chief Executive Officer;
•Two times the then annual base salary for the Senior Executive Vice Presidents; and
•One times the then annual base salary for other Executive Vice Presidents.
The period to achieve compliance is five years from the later of (1) the day the covered individual become subject to the policy, or (2) the day of adoption of these guidelines, which was October 30, 2019. The Compensation Committee monitors ownership levels and compliance on an annual basis. Below is a summary of shares that qualify for the ownership requirements described above (unvested stock options, performance shares and performance units not yet earned, and shares transferred to another person are excluded):
•shares owned outright, including shares owned jointly with a spouse,
•shares held in a retirement (e.g., 401(k)) or other deferred compensation plan of the Company,
•Net Shares underlying unvested, time-based shares of restricted stock or restricted stock units, and
•Net Shares underlying vested but unexercised stock options.
“Net Shares” are those shares that remain after shares are sold or netted to pay withholding taxes and the exercise price of stock options, if applicable.
Prohibitions on Hedging and Pledging
We consider it improper and inappropriate for our directors, officers and employees to engage in short-term or speculative transactions in our securities or in other transactions in our securities that may lead to inadvertent violations of the insider trading laws. Accordingly, under our Insider Trading Policy, we prohibit:

•trade in puts, calls or similar options on any of our securities or the sale of any of our securities “short”;
•hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which allow a director, officer or employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock; and
•holding our securities in a margin account or pledging our securities as collateral for a loan.

Corporate Social Responsibility

Overview and Governance

Our mission is to be America’s socially responsible bank empowering organizations and individuals to advance positive social change. Under the direction of our President and Chief Executive Officer and our board of directors, we are committed to supporting corporate social responsibility (“CSR”) initiatives, including environmental, social and governance (“ESG”) matters that are relevant to us and align with our bank-wide dedication to responsible corporate citizenship. The Bank is a Certified B Corporation, which is a third-party endorsement of our formal commitment to social responsibility and positively impacting our employees, customers, community, and environment. The Bank is the largest B Corp. financial institution and maintains a B Corporation Impact Score of 115 (the minimum score for certification is 80), further underscoring our commitment to reducing inequality, lowering levels of poverty, creating a healthier environment, building stronger communities and creating more high quality jobs that promote dignity and purpose.

To take the Bank’s commitment to its core values and the B Corp standards one step further, in connection with the Bank’s Reorganization, the Company elected benefit corporation status under Delaware law. Benefit corporation directors have a fiduciary duty—established by statute—to consider a range of stakeholders when making decisions, including but not limited to the corporation’s stockholders. Thus, while a benefit corporation is a for-profit entity, its directors are duty-bound to follow a “triple bottom line” approach to running the business—pursing profit, promoting one or more public benefits, and considering a range of stakeholders (including the environment) affected by the corporation’s actions.

Our board of directors maintains an Executive and Corporate Social Responsibility Committee with formal responsibility for, among other things, assisting the board in fulfilling its oversight responsibilities with respect to our development and implementation of CRS initiatives, including reviewing our CSR strategy and performance, developing relevant policies, reviewing the effectiveness of such policies and initiatives and our employee and public communications related to such policies and initiatives.

We also have an internal, employee-led CSR committee, comprised primarily of executive and senior management from across the Bank, that is also responsible for, among other things, assisting the Executive and Corporate Social Responsibility Committee of the board (i) in establishing our general strategy relating to ESG matters, which includes recommending policies, practices and disclosures that conform to these strategies, and (ii) overseeing internal and external communications to employees, investors and stakeholders about ESG matters.

Following a robust inaugural year in which we adopted a number of internal CSR-related policies, we have instituted processes to regularly review and update important constructs that help guide our business, including:

•an Anti-Money Laundering Policy, including Anti-Corruption;
•a Business Continuity Plan;
•a Code of Business Conduct and Ethics, including Affirmative Action and Gift and Entertainment Policies;
•a Corporate Compliance Policy;
•a Data Classification and Information Protection Policy;
•a Corporate Security Program, including Health and Safety;
•a Human Rights Policy;
•a Privacy Policy; and
•a Supplier Code of Conduct.

In 2020, we also completed an overhaul of our Employee Handbook to modernize old, and formalize new, policies. Particular highlights of the handbook overhaul include:

•a renewed Diversity and Inclusion Statement;
•expanded Prohibited Harassment policies;

•extended Paid Family Leave benefits;
•Gender Transition Guidelines;
•recognition of Days of Reflection for Juneteenth and Election Day; and
•a Dress Code that better aligns with our culture of acceptance.

In a year wrought with crisis and the need to rapidly respond to emerging challenges, we constructed an independent Safe Operations and Wellness Plan to serve as guidance and provide direction to employees across the Bank during the COVID-19 pandemic. This extensive plan outlines many components about newly adopted protocols to protect employees and keep individuals safe, such as:

•Emergency paid sick leave;
•Health screening process;
•Business Travel policies;
•Provisioning of Personal Protective Equipment;
•Physical distancing protocol;
•Development of Team Spaces; and
•Virtual and in-person training.

We also hold a number of important memberships and affiliations that guide our work. We are a founding signatory of the of the United Nations’ Principles for Responsible Investing and Principles for Responsible Banking. Additionally, we are a signatory of the UN Principles for Women Empowerment and Global Compact. We are also a member of the Global Alliance for Banking on Values.

Additional information regarding our ESG programs and metrics is included on our website, www.amalgamatedbank.com, under “Investor Relations—Corporate Social Responsibility,” which information is not incorporated by reference into this proxy statement.

Diversity

Building on our leadership in respecting the rights of all employees, a new Diversity and Inclusion statement included in the Employee Handbook designates the Bank as an anti-racist organization and supports a more active role in creating a more inclusive culture. We believe that maintaining and promoting a diverse and inclusive workplace where everyone feels valued and respected is essential for our growth. Diversity is important to us at the highest levels and our board of directors is currently comprised of four women, two racially or ethnically diverse members, and one LGBTQ+ member.

We are focused on cultivating a diverse and inclusive culture where our employees can freely bring diverse perspectives and varied experiences to work. We seek to hire and retain highly talented employees and empower them to create value for our stockholders. In our employee recruitment and selection process and operation of our business, we adhere to equal employment opportunity policies and provide annual employee training on diversity and inclusion. We have established Employee Resource Groups to support employees from marginalized populations to help cultivate a healthy workplace culture. We have disclosed our 2017 and 2018 EEO1 reports detailing the Bank’s staff diversity and plan to make additional related disclosures in the coming year.

Culture and Employee Engagement

We believe that continuous engagement with our employees is important to driving our success. We perform engagement surveys annually that allow us to identify areas of strength and opportunities for improvement in an effort to ensure continued satisfaction and retention of our employees. Our President and Chief Executive Officer holds a Town Hall-style meeting annually with our employees, covering topics such as business strategy and outlook, our competitive landscape, emerging industry trends and offers a question and answer session with management. We believe that this format promotes strong and productive conversations across our organization. During the pandemic, we have maintained strong connections with employees using video conferencing technology and offered new ways to engage electronically, with both professional and interpersonal opportunities.

To attract and retain talent, we offer a comprehensive compensation and benefits package that includes health insurance, pension, savings plans, and employee development programs. We also provide our employees with career advancement opportunities. We were the first U.S. bank to increase our minimum wage to $20 per hour.

Environmental Responsibility

We are committed to measuring, reporting and reducing financed carbon emissions and aligning our lending with the Paris Climate Agreement and its underlying science. We are committed members of the Science Based Targets initiative, which is a joint initiative by CDP, World Resources Institute, the World Wide Fund for Nature, and the United Nations Global Compact, that calls on companies to publicly commit to adopt science-based emissions reduction targets. We also offer regular training and awareness programs to educate our employees on environmental stewardship, including energy efficiency and waste management. We also joined the Collective Commitment to Climate Action to mobilize products, services and relationships to help facilitate the economic transition necessary to achieve climate neutrality and we joined our fellow UNPRB bank signatories to launch the Partnership for Carbon Accounting Financials (“PCAF”), a global collaboration between banks to collectively develop a shared methodology to measure and disclose the greenhouse gas emissions associated with loans and investments. The Bank currently serves as the Chair of the Steering Committee for Global PCAF.

Impact Lending

As a mission-driven bank, we strive to create financial products that have a triple bottom line effect: environmental, social, and financial. We offer several products that emphasize social responsibility including, among others: lending for affordable housing, fossil fuel free investment portfolios, green lending, financing for community development financial institutions, lending to minority owned businesses, and debit card options that allow for money to be diverted to charities. We do not lend to, or invest our own money in, (i) fossil fuel companies, (ii) companies that manufacture weapons, (iii) companies that do not support the rights of workers, women, immigrants or the LGBTQ+ community, or (iv) companies that take positions that are not aligned with our mission to create a more just and sustainable world.

Employee Compensation as compared to the Compensation of our President and Chief Executive Officer

    With respect to the relationship of the annual total compensation of our employees and the annual total compensation of our President and Chief Executive Officer, for 2020, our last completed fiscal year:

•The median of the total annual compensation for all 370 full-time employees of the Bank (other than our President and Chief Executive Officer) as reflected in the gross wages of our payroll regards was $99,554; and

•the total annual compensation of our President and Chief Executive Officer was $1,503,069, as reported in the Summary Compensation Table included elsewhere in this proxy statement.

Based on this information, for 2020, the proportion of the annual total compensation of our President and Chief Executive Officer to the median of the total annual compensation was approximately 15 to 1.

Active Stockholder Outreach and Engagement

We believe that engaging with stockholders is fundamental to our commitment to good governance. Throughout the year, we seek opportunities to engage in two-way conversations with our stockholders to gain and share valuable insights into current and emerging business strategies and trends. During 2020, we held numerous meetings with stockholders to discuss key corporate matters. Topics discussed included our business and growth strategy, risk management practices, including the performance of credit during the pandemic and CSR, including ESG matters. These meetings were conducted via teleconference or videoconference during individually scheduled meetings or industry conferences.

Communications with the Board of Directors

The board of directors has established a process for stockholders to send communications to the board of directors. Stockholders may communicate with the board as a group or individually by writing to: Amalgamated Financial Corp., 275 Seventh Avenue, New York, New York 10001, Attention: Corporate Secretary. The board has instructed the Corporate Secretary to forward all such communications promptly to the board.

Report of the Audit Committee

The Audit Committee’s responsibilities are stated in a written charter adopted by the board of directors. The Audit Committee has reviewed and discussed with management and with Crowe LLP, the independent registered public accounting firm for 2020, the Bank’s audited financial statements and other material financial disclosures for the year ended December 31, 2020. In addition, the Audit Committee has discussed with Crowe the matters that independent registered public accounting firms must communicate to audit committees under applicable PCAOB standards, as well as Auditing Standard No. 16, “Communications with Audit Committees.”

The Audit Committee has also discussed and confirmed with Crowe its independence from us, and received all required written disclosures and correspondence required by the PCAOB Ethics and Independence requirements. The Audit Committee has evaluated and concluded any non-audit services provided by Crowe to us did not impair Crowe’s independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the board of directors that the Bank’s audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing under the Exchange Act. A copy of our Annual Report on Form 10-K is part of the Annual Report to Stockholders included with these proxy materials.

Submitted by the Audit Committee:

Mr. Donald Bouffard, Chair
Ms. Maryann Bruce
Mr. Robert Dinerstein

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
Compensation of Executive Officers
Our “Named Executive Officers” are the individuals who served as our principal executive officer and our two other most highly compensated executive officers who were serving as executive officers at the end of 2020. Our Named Executive Officers as of December 31, 2020 are noted in the following table, along with their positions:

Name	Title
Keith Mestrich (1)	Former President and Chief Executive Officer
Andrew LaBenne (2)	Senior Executive Vice President and Chief Financial Officer
Sam Brown	Executive Vice President and Director of Commercial Banking

(1)Mr. Mestrich resigned from his positions as President and Chief Executive Officer of the Company and the Bank effective January 31, 2021.
(2)Mr. LaBenne has informed the board of directors of his decision to resign from his positions with the Company and the Bank effective in late April 2021.
Summary Compensation Table
The following table sets forth information concerning all compensation awarded to, earned by or paid to our Named Executive Officers for all services rendered in all capacities to the Bank and its subsidiaries for the year ended December 31, 2020 and 2019, before the Reorganization.

	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Stock Options ($)	Non- Equity Incentive Plan Compen- sation ($)(6)	Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)(7)	Total ($)
Keith Mestrich	2020	720,000	—	600,002(3)	—	580,464	—	3,068	1,903,534
Former President and Chief Executive Officer(1)	2019	707,019	—	903,519	—	698,461	—	—	2,308,999

Andrew LaBenne	2020	410,732	—	424,989(4)	—	227,960	—	679	1,064,360
Senior Executive Vice President and Chief Financial Officer	2019	400,000	—	200,016	—	291,200	—	—	891,216

Sam Brown(8) Executive Vice President and Director of Commercial Banking	2020	308,049	—	287,495(5)	—	256,456	—	407	852,407

(1)Mr. Mestrich resigned from his positions as President and Chief Executive Officer of the Company and the Bank effective January 31, 2021.
(2)The values of all stock awards reported in this column were computed in accordance with FASB ASC Topic 718 Compensation-Stock Compensation (“FASB ASC Topic 718”). For a discussion of the valuation assumptions, see Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. For a discussion of the awards granted in 2020, see “Long-term Equity Compensation,” “Agreements with Andrew LaBenne— Retention Bonus Agreement and Severance Agreement” and “Agreements with Sam Brown— Retention Bonus Agreement and Severance Agreement” below.
(3)Represents $300,005 of performance-based restricted stock units (“PRSUs”) and $299,997 of time-vesting restricted stock units (“TRSUs”) granted in 2020. The PRSUs were determined to have a grant date fair value less than the maximum performance level. However, if the highest level of performance conditions with respect to PRSUs granted in 2020 are satisfied, then the value of Mr. Mestrich’s PRSUs, determined as of the grant date, would be $450,008.
(4)Represents $99,997 of PRSUs and $324,992 of TRSUs. The TRSUs include $99,994 granted as part of our annual long-term equity awards and a $224,998 retention award. The PRSUs were determined to have a grant date fair value less than the maximum performance level. However, if the highest level of performance conditions with respect to PRSUs granted in 2020 are satisfied, then the value of Mr. LaBenne’s PRSUs, determined as of the grant date, would be $149,995.
(5)Represents $60,001 of PRSUs and $227,494 of TRSUs. The TRSUs include $60,001 granted as part of our annual long-term equity awards and a $167,498 retention award. The PRSUs were determined to have a grant date fair value less than the maximum performance level. However, if the highest level of performance conditions with respect to PRSUs granted in 2020 are satisfied, then the value of Mr. Brown’s PRSUs, determined as of the grant date, would be $90,002.

(6)These amounts reflect annual incentive payments determined by our Compensation Committee based on the achievement of certain performance criteria and performance of the individual. See “Annual Cash Incentive Payments” below for a description of how our Compensation Committee determined the incentive payments awarded to Mr. Mestrich, Mr. LaBenne and Mr. Brown for 2020.
(7)Amounts in this column are for cash dividends related to restricted stock units.
(8)Mr. Brown qualified for a Named Executive Officer for the first time in 2020.
Agreements with Keith Mestrich
Former Employment Agreement
We entered into an amended and restated employment agreement with Mr. Mestrich on July 5, 2017, to serve as our President and Chief Executive Officer. Under his employment agreement, Mr. Mestrich was eligible to receive: (a) an annual base salary, which was $720,000 in 2020, (b) an annual cash incentive payment, specified as a percentage of his base salary, set at 66.7% in 2020, based on the achievement of annual quantitative and qualitative performance metrics established by the board (or a committee thereof), and (c) benefits generally available to our other senior executives. Mr. Mestrich was also entitled to incentive compensation pursuant to the long-term equity incentive plan. Effective May 16, 2019, we entered into an addendum to his amended and restated employment agreement, which clarified that the aggregate potential value of any annual long-term incentive awards granted to Mr. Mestrich under our long-term equity incentive plan will equal (i) 100% of his base salary in effect at the time, minus (ii) $120,000, which amount could be increased at the discretion of the Compensation Committee and with the approval of our board of directors.
Mr. Mestrich’s employment agreement contained provisions that prohibit the disclosure of our confidential information during the term of the agreement and at any time thereafter. In addition, his agreement also included non-solicitation and non-competition provisions that generally preclude him, for a period of one year following the termination of the agreement for any reason, or so long as he received severance payments paid pursuant to the employment agreement, if longer, from directly or indirectly, (a) soliciting our customers, suppliers or current employees, and (b) organizing, establishing, owning, operating, managing, controlling, engaging in, participating in, investing in or permitting his name to be used by, consulting or advising or rendering services for, or otherwise engaging in a business providing financial products or services to Taft-Hartley Act employee benefit plans, labor unions, employee benefit plans associated with labor unions or other entities affiliated with labor unions, subject to certain conditions and exceptions.
Mr. Mestrich resigned as our President and Chief Executive Officer effective January 31, 2021. Under his employment agreement, Mr. Mestrich was not entitled to receive any cash severance upon his resignation. Further detail on our severance obligations to Mr. Mestrich under his former employment agreement that was in effect before his resignation are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”
Transition and Separation Agreement
On October 12, 2020, to ensure an orderly transition, we entered into a transition and separation agreement (the “transition agreement”) with Mr. Mestrich. Under the transition agreement, effective February 1, 2021, Mr. Mestrich transitioned to the role of a special advisor to our board of directors until July 31, 2021, unless earlier terminated under the terms of the transition agreement (such period, the “special advisor period”). Under the transition agreement, Mr. Mestrich continued to receive his then-current base salary, annual bonus, continued vesting of his outstanding equity awards and other employee benefits through January 31, 2021, as provided under his amended and restated employment agreement; provided, that, any service requirement with respect to his 2020 annual bonus was deemed to be met once he began serving as a special advisor on February 1, 2021. Mr. Mestrich’s vested options will generally remain exercisable until February 1, 2022 subject to certain exceptions. The transition agreement also provides that we will reimburse Mr. Mestrich for reasonable expenses of counsel, not to exceed $60,000, incurred regarding the review and negotiation of his employment relationship with us and his relationship as our special advisor.

During the special advisor period, Mr. Mestrich will provide services to our board of directors as an independent contractor not to exceed 20 hours per week on average. During any portion of the special advisor period occurring after January 31, 2021, Mr. Mestrich will be paid $60,000 per month (the “special advisor cash compensation”). If, during the special advisor period, Mr. Mestrich’s role as a special advisor is terminated by the Bank without “Cause” or not due to his “Poor Performance,” or by him with “Good Reason,” each as defined in the transition agreement, he will be entitled to receive (a) any accrued but unpaid compensation and expense reimbursements, (b) payment of his special advisor cash compensation from his termination date through July 31, 2021, (c) payment of his 2020 annual cash bonus to the extent not yet paid, (d) pro rata vesting of the unvested portion of any time-based restricted stock units based on the number of full months beginning on the date of the applicable vesting period and ending on the date of his termination as special advisor, (e) pro rata vesting of any performance-based restricted stock units, at target, based on the number of full months beginning on the date of the applicable performance period and ending on the date of his termination as special advisor, and (f) vesting of any options that would otherwise have vested on January 1, 2021. If, however, during the special advisor period, Mr. Mestrich’s role as a special advisor is terminated by the Bank for “Cause” or due to his “Poor Performance,” or because of Mr. Mestrich’s death or disability, he will not be entitled to any severance payments or pro rata vesting of his restricted stock units, however, he will be entitled to any accrued but unpaid compensation and expense reimbursements and any of his stock options that would otherwise have vested on January 1, 2021 will vest (to the extent not already vested).
The transition agreement also requires Mr. Mestrich to comply with certain terms of his employment agreement regarding confidential information, cooperation, return of our property, work product, non-solicitation, and non-disparagement. In addition, for a period of one year following the date his service as a special advisor ends, he is prohibited from directly or indirectly, without our prior written consent, organizing, establishing, owning, operating, managing, controlling, engaging in, participating in, investing in or permitting his name to be used by, consulting or advising or rendering services for, or otherwise engaging in a “Business,” as defined in the transition agreement, except to the extent the Bank does not engage in the Business and is not in the process of evaluating, or planning, to engage in the Business.
Agreements with Andrew LaBenne
Offer Letter
In 2015, Mr. LaBenne entered into an offer letter with us to serve as our Executive Vice President and Chief Financial Officer. In April 2017, Mr. LaBenne was promoted to serve as Senior Executive Vice President while remaining the Chief Financial Officer. Under his offer letter, as amended by his retention arrangements entered into on December 22, 2020 (described below), Mr. LaBenne:
•receives an annual base salary of $450,000;

•is eligible to participate in our annual incentive plan, with an annual target incentive of 50% of his base salary;

•is eligible to participate in our long-term incentive plan; and

•is entitled to participate in our comprehensive benefits programs.

Retention Bonus Agreement and Severance Agreement

On December 22, 2020, the Bank awarded certain retention and severance benefits to Mr. LaBenne, to facilitate his long-term retention, particularly during the period the Bank searched for a permanent Chief Executive Officer. The Bank also increased Mr. LaBenne’s annual base salary from $412,000 to $450,000.

The retention benefits to Mr. LaBenne included a $225,000 cash retention payment (his “cash retention bonus”) payable in two equal lump sum installments following the first and second anniversary of the December 22, 2020 award date, based on his continued employment. We also awarded Mr. LaBenne 16,544 retention RSUs, with a grant date fair value of $225,000. The retention RSUs will vest in equal installments on the first, second and third anniversaries of the December 22, 2020 grant date, based on his continued employment.

Mr. LaBenne also will receive certain severance benefits if his employment is terminated during the 18- month period following the start date of a permanent Chief Executive Officer, and will become effective upon the commencement of the employment of a permanent Chief Executive Officer (the “effective date”). From the effective date and for a period of 18-months thereafter, we will provide Mr. LaBenne with the following severance benefits if his employment is terminated by us without cause, or if he terminates his employment for good reason, subject to his execution of a valid release agreement:

•a lump sum cash severance payment equal to his current annual base salary (currently $450,000);

•plus an amount equal to his annual cash incentive target (currently $225,000) in place at that time;

•full vesting of his cash retention bonus and retention RSUs; and

•reimbursement for the costs of COBRA coverage for a period of up to 12-months following his termination.

Mr. LaBenne also participates in our Change in Control Plan, which provide certain severance benefits upon certain termination events following a change in control, as discussed below under “Potential Payments Upon a Termination or Change in Control.”

    On March 17, 2021, Mr. LaBenne informed our board of directors of his decision to resign from his positions with the Company and the Bank effective in late April 2021. As a result of his resignation, he will not receive his cash retention bonus and his retention RSUs will be forfeited.

Agreements with Sam Brown
Offer Letter
In 2014, Mr. Brown entered into an offer letter with us to serve as our Executive Vice President, Business Development. In 2015, Mr. Brown’s title became Executive Vice President, Director of Commercial Banking. Under his offer letter, as amended by his retention arrangements entered into on December 22, 2020 (described below). Mr. Brown:
•receives an annual base salary of $350,000;

•is eligible to participate in our annual incentive plan, with an annual target incentive of 75% of his base salary;

•is eligible to participate in our long-term incentive plan; and

•is entitled to participate in our comprehensive benefits programs.

Retention Bonus Agreement and Severance Agreement

On December 22, 2020, the Bank awarded certain retention and severance benefits to Mr. Brown, to facilitate his long-term retention, particularly during the period the Bank searched for a permanent Chief Executive Officer. The Bank also increased Mr. Brown’s annual base salary from $307,500 to $350,000.

The retention benefits to Mr. Brown included a $167,500 cash retention payment (his “cash retention bonus”) payable in two equal lump sum installments following the first and second anniversary of the December 22, 2020 award date, based on his continued employment. We also awarded Mr. Brown 12,316 retention RSUs, with a grant date fair value of approximately $167,500. The retention RSUs will vest in equal installments on the first, second and third anniversaries of the December 22, 2020 grant date, based on his continued employment.

Mr. Brown also will receive certain severance benefits if his employment is terminated during the 18-month period following the start date of a permanent Chief Executive Officer, and will become effective upon the commencement of the employment of a permanent Chief Executive Officer (the “effective date”). From the effective date and for a period of 18-months thereafter, we will provide Mr. Brown with the following severance benefits if his employment is terminated by us without cause, or if he terminates his employment for good reason, subject to his execution of a valid release agreement:

•a lump sum cash severance payment equal to his current annual base salary (currently $350,000);

•plus an amount equal to his annual cash incentive target (currently $262,500) in place at that time;

•full vesting of his cash retention bonus and retention RSUs; and

•reimbursement for the costs of COBRA coverage for a period of up to 12-months following his termination.

Mr. Brown also participates in our Change in Control Plan, which provide certain severance benefits upon certain termination events following a change in control, as discussed below under “Potential Payments Upon a Termination or Change in Control.”

Long-Term Incentive Compensation
The Compensation Committee believes that senior management equity ownership effectively aligns the interests of senior management with those of our stockholders. Accordingly, we have implemented equity-based incentives to both encourage our management’s long-term service and give management a more direct interest in our future success. The equity incentive plan in effect in 2020, which was approved by our stockholders at the annual meeting in 2019, and assumed and restated by the Company in the Reorganization as the Amalgamated Financial Corp. 2021 Equity Incentive Plan (the “Equity Plan”), authorizes the granting restricted stock and restricted stock units.
On March 9, 2020, under the Equity Plan, the Bank granted long-term equity awards to our Named Executive Officers with a target value of approximately $600,000 for Mr. Mestrich; $200,000 for Mr. LaBenne; and $120,000 for Mr. Brown. These awards consisted of 50% PRSUs and 50% TRSUs.

The TRSUs will vest in three equal annual installments on each anniversary of the March 9, 2020 grant date, subject to the executive’s continued service through the vesting date, including Mr. Mestrich’s service through the special advisor period.

The PRSUs are subject to vesting based on the attainment of pre-established corporate performance measures over the applicable performance periods, each weighted at 50% of the total grant date fair value of the award. The corporate performance metrics for the PRSUs granted in 2020 are:
•growth in adjusted tangible book value per share, over a measurement period that begins January 1, 2020 and ends December 31, 2022; and
•total stockholder return, or TSR, relative to a specified peer group, over a measurement period that begins March 9, 2020 and ends March 8, 2023.

The PRSUs will vest based on our achievement of these performance measures during the applicable performance period, subject to the executive’s continued service through the end of each applicable performance period. The Compensation Committee established threshold, target and maximum performance levels for each selected performance measure. Payments for achievement of the threshold, target and maximum performance measures are 50%, 100% and 150%, respectively. Actual performance between threshold, target and maximum performance levels will be interpolated to determine the amount of payment based on relative achievement of the corporate performance metrics. Because Mr. Mestrich resigned in January 2021, the PRSUs he was granted in 2020 were forfeited. In addition, following Mr. LaBenne’s resignation, to be effective in late April 2021, the PRSUs he was granted in 2020 will also be forfeited.
The grant date fair values of the TRSUs and the PRSUs are disclosed in the Summary Compensation Table included in this proxy statement. Each award agreement provides for double trigger vesting of unvested awards following a change in control and for acceleration upon termination in certain circumstances, as described below under “Potential Payments upon Termination or Change in Control.”
Annual Cash Incentive Plan
The Compensation Committee believes that annual cash incentive compensation is an integral component of our total compensation program that links executive decision‑making and performance with our annual strategic objectives. We use this component to focus management on the achievement of corporate financial goals while considering the mitigation of any risks which may affect our overall financial performance. As such, our Compensation Committee adopted the Amalgamated Bank Annual Incentive Plan, effective January 1, 2019, which was assumed by the Company upon consummation of the Reorganization and amended and restated to be the Amalgamated Financial Corp. Annual Incentive Plan, which we collectively refer to as the AIP. The purpose of the AIP, among other things, is to align participants in the AIP with our strategic plan and critical performance goals while ensuring incentives are appropriately risk balanced. Each of our Named Executive Officers participated in the AIP in 2020.
Under our AIP, as soon as practicable at the beginning of each fiscal year, the Compensation Committee selects key performance objectives from a set of key measurable performance objective, which will be used to determine the actual cash incentive payment to be awarded to participants in the plan upon the achievement of the selected performance measures.
Each year, the Compensation Committee will set the amount of each participant’s target annual incentive opportunity, stated as a percent of the participant’s base salary. For 2020, the Compensation Committee determined that the target annual incentive opportunity for each Named Executive Officer under the AIP would be determined based on performance metrics tied to our corporate performance (weighted at 80%) and individual performance (weighted at 20%), and set the potential target annual incentive opportunity, as a percentage of base salary, as follows:

Name	Base Salary ($)	Target Annual Incentive as a Percent of Base Salary (%)	Target Annual Incentive Opportunity ($)	Portion of Target Annual Incentive Opportunity Tied to Corporate Performance Metrics (Weighted at 80%) ($)	Portion of Target Annual Incentive Opportunity Tied to Individual Performance Metrics (Weighted at 20%) ($)
Keith Mestrich	720,000	66.7	480,240	384,192	96,048
Andrew LaBenne	410,000	50.0	205,000	164,000	41,000
Sam Brown	307,500	75.0	230,625	184,500	46,125

The Compensation Committee established threshold, target and maximum performance levels and weights for each selected corporate performance measure and set payout factors for each performance level at 50%, 100%, or 200% based on achievement of threshold, target or maximum performance, respectively. The payout factor for each metric is then multiplied by the applicable weight for each corporate performance measure and the sum of those numbers is multiplied by the portion of each executive’s target annual incentive opportunity tied to the corporate financial metrics. Threshold represents the minimum level of performance at which, if achieved, a payment is earned on each corporate performance measure. Maximum performance levels represent the maximum level of performance at which, if achieved, a maximum payment is each on each corporate performance measure. Actual performance between threshold, target and maximum performance levels will be linearly interpolated to determine the amount of payment based on relative achievement of the performance measures.
For 2020, the four selected corporate performance metrics, the assigned weight for each measure, the threshold, target and maximum performance level for each measure, our actual results, and the unweighted payout factor achieved were as follows:

		Objective Performance Range
Performance Measures	Assigned Weight For Performance Measures	Threshold	Target	Max	Actual Result	Payout Factor(5)
Core Earnings ($000,000’s) (1)	40%	$35	$50	$65	$45.6	85%(6)
Core Efficiency Ratio(2)	20%	67%	64%	61%	59.3%	200%(7)
Growth of Non-Time Deposits (3)	20%	5%	10%	15%	19.3%	200%(7)
Non -Accrual Assets(4)	20%	1%	0.6%	0.2%	1.02%	0%
Total	100%
(1)Core Earnings was defined to exclude the impact of branch closures, gains/losses on the sale of securities and property, severance, solar tax equity income expected to reverse in 2021 and the tax impact of these items.
(2)Core Efficiency Ratio was defined as core non-interest expense divided by core operating revenue and excluded the impact of branch closures, gains/losses on the sale of securities and property, severance and solar tax equity income expected to reverse in 2021.
(3)Growth of Non-Time Deposits is defined as deposit growth excluding retail certificates of deposit.
(4)Non-Accrual Assets to Total Assets
(5)The weighted combined payout factor for the named executive officer was 114%. These amounts represent the sum of the weighted payout factor for each metric.
(6)Represents a performance factor payout linearly interpolated between threshold and target levels, with a weighted performance factor of 34.
(7)Represents a performance factor payout at maximum level, with a weighted performance factor of 40.
The Compensation Committee chose these corporate performance measures for the following key reasons:
•it believes that our Core Earnings is a key component to building shareholder value;

•it believes that our Core Efficiency Ratio measures expense control and the efficiency of our operations, which are goals we should continually strive for in order to provide for the best financial return for our stockholders, and our Named Executive Officers are best situated to impact our efforts in this regard;

•it believes that growth of our non-time deposits is a strong indicator of the growth of our business, as it shows growth in our core relationships; and

•it believes non-accrual assets to total assets serves as a key measure of the credit quality of our interest earning assets.
Annual Cash Incentive Plan Payouts

Based on our corporate performance and each Named Executive Officer’s individual performance, the Compensation Committee awarded the following cash incentive awards to our Named Executive Officers in 2020.

Name	Portion of Earned Annual Incentive Tied to Corporate Performance Metrics (Weighted at 80%) ($)(1)	Portion of Earned Annual Incentive Tied to Individual Performance Metrics (Weighted at 20%) ($)(2)	Total Annual Incentive Award ($)	Earned Incentive Payment as a Percentage of Base Salary (%)
Keith Mestrich	476,064	104,400	580,464	80.62
Andrew LaBenne	186,960	41,000	227,960	55.60
Sam Brown	210,331	46,125	256,456	83.40
(1)Represents a weighted combined payout factor of 114% for each named executive officer on corporate performance.
(2)Each named executive officer achieved their respective individual performance targets at 100% except for Mr. Mestrich who earned approximately 109% of his individual performance metric.
In reviewing Mr. Mestrich’s individual performance goals and determining the amount of his cash incentive award, the Compensation Committee noted Mr. Mestrich’s 2020 achievements included, among other things, his leadership during the COVID-19 pandemic, our strong financial performance despite the challenges of the COVID-19 pandemic, our successful migration of the majority of employees to a remote work environment while maintaining operational continuity, and leading the continued development of our mission-aligned strategy.
In reviewing Mr. LaBenne’s individual performance goals and determining the amount of his cash incentive award, the Compensation Committee noted Mr. LaBenne’s 2020 achievements included, among other things, coordination with our President and Chief Executive Officer and the board of directors during Mr. Mestrich’s transition and separation from the Bank, serving as an effective spokesperson with investors and other constituents on our financial and strategic performance, and guiding the business through the COVID-19 pandemic and mitigating the financial impact on the Bank’s performance during this time.
In reviewing Mr. Brown’s individual performance goals and determining the amount of his cash incentive award, the Compensation Committee noted Mr. Brown’s 2020 achievements included, among other things, his outstanding collaboration with our President and Chief Executive Officer to evaluate new business lines and products, delivering strong client growth consistent within our mission-based strategy, and leading expansion efforts for the bank in new geographies.

Outstanding Equity Awards at 2020 Fiscal Year-End
The following table provides a summary of equity awards outstanding as of December 31, 2020 for the Named Executive Officers.

		Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Options Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(7)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(8)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(7)
Keith Mestrich(2)	160,520	—	—	12.00	1/1/2026
	140,020	—	—	13.75	1/1/2027
	96,373	48,187(3)	—	14.65	1/1/2028
						15,441(4)	212,159	—	—

Andrew LaBenne	110,020	—	—	11.00	1/1/2025
	128,420	—	—	12.00	1/1/2026
	112,020	—	—	13.75	1/1/2027
	35,053	17,527(3)	—	14.65	1/1/2028
						27,237(5)	374,236	12,278(9)	168,700

Sam Brown	42,000	—	—	11.00	1/1/2025
	38,520	---	---	12.00	1/1/2026
	33,620	—	—	13.75	1/1/2027
	21,013	10,507(3)	—	14.65	1/1/2028
						18,733(6)	257,391	7,367(10)	101,223

(1)On July 26, 2018, the Bank converted each of the outstanding SARs into nonqualified stock option awards on a one-for-one basis, at the same strike price, on substantially the same terms, and on the same vesting schedule as the original SARs award. Following the conversion of the 2,342,000 SARs outstanding on July 26, 2018, the Bank reserved for issuance 2,342,000 shares of its common stock issuable upon the exercise of the options. The Company assumed the Bank’s outstanding stock options upon consummation of the Reorganization on March 1, 2021.
(2)Mr. Mestrich resigned from his positions as President and Chief Executive Officer of the Company and the Bank effective January 31, 2021.
(3)Represents option awards that vest(ed) at a rate of one-third on the first, second and third anniversary of the grant date of January 1, 2018.

(4)Represents the following unvested TRSUs granted to Mr. Mestrich that vest based on his continued service through the vesting date, including service following his resignation during the special advisor period:
•8,521 that vest on May 17, 2021; and
•6,920 that vest on March 9, 2021.
(5)Represents the following unvested TRSUs granted to Mr. LaBenne that vest based on his continued service through the vesting date:
•1,886 that vest on May 17, 2021 and 1,887 that vest on May 17, 2022;
•2,306 that vest on March 9, 2021, and 2,307 that vest on each of March 9, 2022 and March 9, 2023; and
•5,514 that vest on December 22, 2021 and December 22, 2022 and 5,516 that vest on December 22, 2023.
Mr. LaBenne has informed the board of directors of his decision to resign from his positions with the Company and the Bank effective in late April 2021.
(6)Represents the following unvested TRSUs granted to Mr. Brown that vest based on his continued service through the vesting date:
•1,131 that vest on May 17, 2021 and 1,134 that vest on May 17, 2022;
•1,384 that vest on each of March 9, 2021, March 9, 2022 and March 9, 2023; and
•4,105 that vest on each of December 22, 2021 and December 22, 2022 and 4,106 that vest on December 22, 2023.
(7)Computed by multiplying the number of shares reported in the preceding column by the closing price of our common stock as reported on Nasdaq on December 31, 2020 of $13.74 per share.
(8)Represents PRSUs that are subject to the achievement of pre-established performance measures and the officer’s continued service through the end of each applicable performance period. Any PRSUs that vest will be converted to shares of our common stock on a one-for-one basis. PRSUs that do not vest will be forfeited. The corporate performance metrics for the PRSUs are growth in adjusted tangible book value per share and relative TSR and are measured separately and subject to different performance periods. Under applicable SEC rules, the number of unearned PRSUs reported assumes the units are earned and vested (i) with regard to the PRSUs tied to growth in adjusted tangible book value per share, at 0.5x the number of units granted (representing satisfaction at the threshold performance level), and (ii) with regard to PRSUs tied to relative TSR, at 1.5x the number of units granted (representing satisfaction at the maximum performance level).
(9)Represents the following unvested PRSUs granted to Mr. LaBenne that vest in accordance with footnote 9, above:
•2,830 shares with a performance period ending December 31, 2021;
•2,705 shares with a performance period ending April 30, 2022;
•3,460 shares with a performance period ending December 31, 2022; and
•3,283 shares with a performance period ending March 8, 2023.
Mr. LaBenne has informed the board of directors of his decision to resign from his positions with the Company and the Bank effective in late April 2021.
(10)Represents the following unvested PRSUs granted to Mr. Brown that vest in accordance with footnote 9, above:
•1,698 shares with a performance period ending December 31, 2021;
•1,623 shares with a performance period ending April 30, 2022;
•2,076 shares with a performance period ending December 31, 2022; and
•1,970 shares with a performance period ending March 8, 2023.

Equity Compensation Plan Information

The following table contains certain information as of December 31, 2020, relating to securities authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (c) (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	359,950	$	N/A(1)	828,717
Equity compensation plans not approved by security holders(2)	1,978,560		13.03	None
Total	2,338,510		$13.03	828,717

(1)The weighted average exercise price does not take into account awards of TRSUs or PRSUs which do not have an exercise price. Only restricted stock and restricted stock units may be awarded under our Equity Plan.
(2)Prior to our initial public offering, we operated a board-approved Long-Term Incentive Plan (the “LTIP”) to provide incentives and awards to certain select employees and directors. Under the former LTIP, the Compensation Committee granted stock appreciation rights (or SARs) to participants, to be evidenced by a separate award agreement. As of June 30, 2018, there were a total of 2,342,000 SARs outstanding, with strike prices ranging from $11.00 (the 2015 SARS awards) to $14.65 (the 2018 SARs awards). On July 26, 2018, we converted a total of 2,342,000 SARs outstanding into nonqualified stock option awards on a one-for-one basis, at the same strike price, on substantially the same terms, and on the same vesting schedule as the original SARs award. Following the conversion of the SARs, we reserved for issuance 2,342,000 shares of our common stock issuable upon the exercise of the options. No new awards will be granted under the LTIP.
Potential Payments Upon Termination or Change in Control
Change in Control Plan

We believe that reasonable and appropriate change in control benefits are necessary in order to be competitive in our executive attraction and retention efforts. Therefore, we have adopted a Change in Control Plan, that provides severance and change in control benefits to the participants. Upon (i) an involuntary termination without cause, or (ii) the participant’s resignation for good reason, either of which occur within 90 days prior to or within 12 months following a change in control, participants in our Change in Control Plan will be entitled to receive the sum of (x) the participant’s accrued annual base salary, (y) the participant’s accrued target bonus (which shall be pro-rated based on the portion of the bonus period prior to the change in control date), and (z) a lump sum cash payment equal to 12 months’ base salary plus the participant’s prior average three-years’ bonus. Participants are further eligible to receive (i) a payout of accrued vacation, (ii) continued COBRA health benefits at active employee rates for the shorter of 12 months or the applicable COBRA period, and (iii) full vesting of any unvested equity award granted prior to such termination.

The participants of the Change in Control Plan are the following officers:

• Chief Financial Officer • Chief Operating Officer • General Counsel • Chief Risk Officer • Director of Commercial Banking • Chief Administrative Officer	•Executive Vice President, Bank Operations •Chief Accounting Officer •Executive Vice President, Treasurer •Chief Information Officer •Chief Credit Risk Officer

Equity Award Agreements

In 2020, we entered into TRSUs and PRSUs award agreements with each of our Named Executive Officers that provide that, in the event of the executive’s termination due to disability or retirement, and no “cause” exists, then (a) the unvested portion of TRSUs will continue to vest on the original vesting schedule as if no separation from service occurred and (b) with respect to PRSUs, the executive will be issued a pro rata number of PRSUs based on actual achievement of the applicable performance measures at the end of the subject performance period without regard to the separation from service, subject to pro-ration based on the number of full months that the executive worked during each performance period prior to the effective date of the executive’s separation from service as a percentage of the total performance period.

If the executive is involuntarily terminated by us without “cause,” if the executive voluntarily resigns for “good reason,” or upon executive’s death and if no “cause” exists, then (a) the unvested portion of TRSUs will immediately vest on a pro-rata basis based on the number of full months the executive has worked since the date of grant and (b) with respect to PRSUs, the executive will be issued a pro rata number of PRSUs based on target achievement of the applicable performance measures, subject to pro-ration based on the number of full months that executive worked during each performance period prior to the effective date of the executive’s separation from service as a percentage of the total performance period.

If the executive separates from service within one year following a change in control (other than for “cause,” death or disability), or the executive voluntarily terminates his employment for “good reason” then (a) the unvested portion of the TRSUs will immediately vest as of immediately prior to the effective date of such termination and (b) the PRSUs will vest based on the Compensation Committee’s determination of actual performance as of (i) the most recent-completed fiscal quarter (with regard to the PRSUs tied to growth in adjusted tangible book value per share), and (ii) as of the date of the change in control (with regard to the PRSUs tied to relative TSR). However, if actual performance cannot be determined, the PRSUs will vest based on achievement of performance measures at target, subject to pro-ration based on the number of full months that executive worked during each performance period prior to the effective date of executive’s separation from service as a percentage of the total performance period.

Change in Control under Mr. Mestrich’s Former Employment Agreement in Effect at Year-End 2020
Mr. Mestrich’s employment agreement provided that his employment may be terminated:
•    by us for cause (as defined below) on written notice;
•    by us because of his poor performance on written notice;
•    by him without good reason (as defined below) on 45-days advance written notice;
•    upon his death or disability;
•    by him for good reason (as defined below) with prior written notice; and

•    by us without cause (as defined below).
Under his employment agreement, he was entitled to certain severance payments upon termination in certain circumstances as outlined below. He resigned from his employment effective January 31, 2021 and, therefore, was not entitled to any severance payments under his employment agreement.
Termination Without Cause by Amalgamated Bank or for Good Reason by Mr. Mestrich
If Mr. Mestrich’s employment was terminated without cause by us (other than in connection with a change in control, discussed below) or for good reason by him, under his employment agreement, he was entitled to receive, beginning on the 60th day after such termination, and subject to his execution of a valid release agreement, an amount equal to the sum of (i)(a) 18-months of his base salary as in effect on the date of such termination, minus (b) $180,000, and (ii) his Annual Bonus Target as in effect for the year of termination, payable in equal monthly installments over a period of 18 months.
For purposes of his employment agreement, “cause” is generally defined to mean the occurrence of any one or more of the following events:
•    his conviction of a felony or any crime involving dishonesty or theft;
•    conduct in connection with his employment that is fraudulent, unlawful or grossly negligent;
•    his willful misconduct;
•    his material breach of his obligations under his employment agreement;
•    any act of dishonesty by him that results or is intended to result in personal gain or enrichment at our expense; or
•    his willful failure to comply with a material policy of the Bank.
For purposes of his employment agreement, “good reason” is generally defined to mean the occurrence of any one or more of the following events:
•    a reduction in his base salary;
•    a substantial diminution in his duties or responsibilities;
•    our breach of any material covenant or obligation under his employment agreement; or
•    the relocation of his principal work location to a location outside of New York county.
Change in Control
For purposes of Mr. Mestrich’s employment agreement, a “change in control” means the consummation of a transaction or series of related transactions that results in (i) a person or group (other than Workers United) becoming the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of our securities, or (ii) the transfer or disposition of all or substantially all of our business and assets (whether by sale of assets, merger or otherwise).
Under his employment agreement, if we terminated Mr. Mestrich without cause within 12 months following a change in control or within 90-days before a change in control, and Mr. Mestrich could reasonably demonstrate that such termination was at the request of the eventual acquirer in connection with a change in control, he was entitled to receive, beginning on the 60th day after such termination, and subject to his execution of a valid release agreement, an amount equal to the sum of (i)(a) 24-months of his base salary as in effect on the date of such termination, minus (b) $240,000, and (ii) two times his Annual Bonus Target as in effect for the year of termination, payable in equal monthly installments over a period of 24 months.

Compensation of Directors for Fiscal Year 2020
As of the date of this proxy statement, each non-employee director receives an annual cash retainer as compensation for his or her services as a member of the board of directors as follows:
•$100,000 for our board chair;
•$70,000 for our Lead Independent Director; and
•$50,000 for each other director.
In addition, members of our board committees also receive an additional cash retainer, as follows:
•Audit Committee members receive $12,000, while the Chair receives $24,000;
•Compensation Committee members and Enterprise Risk Oversight Committee members each receive $5,000, while each Chair receives $10,000;
•Governance and Nominating Committee members, Credit Policy Committee members, and Trust Committee members each receive $4,000, while each Chair receives $8,000; and
•Each member of our Executive and Corporate Social Responsibility Committee receives $4,000.
We pay each director their applicable annual fee in monthly installments. Our directors also participate in our long-term incentive plan and participate in our Equity Plan. We did not pay our “inside” employee-director, Mr. Mestrich, any additional compensation for his services as a director during 2020.
     The following table provides the compensation paid to our non-employee directors for the year ended December 31, 2020.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lynne P. Fox	150,000(3)	35,000	—	—	—	—	185,000

Donald E. Bouffard Jr.	82,000	35,000	—	—	—	—	117,000

Maryann Bruce	67,000	35,000	—	—	—	—	102,000

Patricia Diaz Dennis	68,000	35,000	—	—	—	—	103,000

Robert C. Dinerstein	76,000	35,000	—	—	—	—	111,000

Mark A. Finser	58,000	35,000	—	—	—	—	93,000

Julie Kelly	59,000	35,000	—	—	—	—	94,000

John McDonagh	67,000	35,000	—	—	—	—	102,000

Robert G. Romasco	87,000	35,000	—	—	—	—	122,000

Edgar Romney Sr.	66,000	35,000	—	—	—	—	101,000

Stephen R. Sleigh(4)	58,000	35,000	—	—	—	—	93,000

(1)Outstanding stock options held by certain non-employee directors at December 31, 2020 are as follows: Lynne P. Fox, 23,660; Donald E. Bouffard Jr., 30,360; Robert C. Dinerstein, 30,360; Julie Kelly, 18,260; John McDonagh, 30,360; Robert G. Romasco, 30,360; Edgar Romney Sr., 18,260; and Stephen R. Sleigh, 18,260. Stock options held at December 31, 2020 by Mr. Mestrich are included in the table for the Named Executive Officers under the heading entitled “Outstanding Equity Awards at 2020 Fiscal Year-End.”
(2)On March 9, 2020, each non-employee director was granted 2,422 shares of restricted stock units as part of our overall board compensation plan. The shares were valued at $14.45 per share, were outstanding as of December 31, 2020, and fully vested on March 9, 2021. The value of the restricted stock units shown above equals the grant date fair value in accordance with FASB ASC Topic 718.
(3)Ms. Fox received additional compensation of $50,000 in 2020 for additional duties involving the transition of our Chief Executive Officer.
(4)Mr. Sleigh’s cash fees were paid to Yucaipa Corporate Initiatives Fund II, LP.

In addition to the compensation described above, non-employee directors are reimbursed for reasonable business expenses relating to their attendance at meetings of our board of directors, including expenses relating to lodging, meals and transportation to and from the meetings.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed above, the following is a summary of material provisions of various transactions we have entered into with our executive officers, directors, certain 5% or greater stockholders and entities affiliated with them since January 1, 2019. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.

Policies and Procedures Regarding Related Person Transactions

Transactions by us with related persons are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W (which govern certain transactions by us with our affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions.

Explanatory Note

Effective March 1, 2021, pursuant to the terms of a Plan of Acquisition, dated September 4, 2020 by and between the Bank and the Company (the “Reorganization Agreement”), the Bank became a wholly owned subsidiary of the Company and each outstanding share of Class A common stock, par value $0.01 per share, of the Bank was exchanged for one share of common stock, $0.01 par value per share, of the Company. As a result of the Reorganization, a portion of the historical discussion below relates to the Bank prior to the effective date of the Reorganization.

Registration Rights Agreement

On April 11, 2012, the Yucaipa Funds purchased, for aggregate cash consideration of $49.9 million, 5,241,680 shares of the Bank’s Class A common stock (after giving effect to our 20-for-1 stock split). As of December 31, 2020, the Yucaipa Funds owned 12.22% of the Bank’s outstanding common stock. In connection with the purchase, the Bank entered into, and following the Reorganization, we assumed, the registration rights agreement with the Yucaipa Funds and the other investors that are parties to that agreement, which we collectively refer to herein as the PE Investors. Under the terms of the registration rights agreement, the PE Investors can demand registration of their shares (a “Demand Registration”) under certain circumstances, although we do not have to effect any Demand Registration: (i) unless the anticipated aggregate offering price, net any underwriting discounts or commission, is at least $10 million; (ii) within 90 days after the effective date of a previous Demand Registration or a previous registration under which the demanding PE Investor had piggyback rights; or (iii) if we have previously received a Demand Registration from another PE Investor, or we have filed a registration statement pursuant to another section of the registration rights agreement, and in either case, the effectiveness of the applicable registration statement is still pending and being diligently pursued. Further, we may postpone any Demand Registration for up to 120 days if the board determines such postponement is necessary to avoid premature disclosure of a material matter required to be disclosed in the prospectus associated with the registration statement. The PE Investors also have piggyback registration rights under the registration rights agreement when either the Company or any other PE Investor initiates a registered offering. The Company’s obligations under the registration rights agreement will terminate when all of the Company’s common stock subject to the registration rights agreement is sold.

Side Letter Agreements with PE Investors

In connection with certain 2012 amendments to the Securities Purchase Agreements with the PE Investors, the Bank entered into an investor rights agreement with the PE Investors and certain key holders, including the Workers United Related Parties (the “2012 Investor Rights Agreement”). The 2012 Investor Rights Agreement terminated upon the closing of the Bank’s initial public offering in August 2018. In connection with the termination of the 2012 Investor Rights Agreement, the Bank entered into, and following the Reorganization, we assumed, a Side Letter Agreement with the Yucaipa Funds (the “Side Letter Agreement”).

The following is a summary of certain provisions of the Side Letter Agreement. For more detail, you should refer to the Side Letter Agreement.

Pursuant to the Side Letter Agreement, so long as the Yucaipa Funds and its affiliates own a number of shares representing 5.0% of our common stock then outstanding, we shall take all requisite corporate action to effect the nomination of one director designated by the Yucaipa Funds (an “Investor Nominee”); provided, however, that in the event that the Yucaipa Funds no longer owns 5.0% of our common stock at any time, the Yucaipa Funds shall notify us and use its best efforts to have the Investor Nominee immediately resign. The Yucaipa Funds has the exclusive right to designate its Investor Nominee and to nominate the replacement for such Investor Nominee upon the death, disability, resignation, retirement, disqualification, or removal of the Investor Nominee or otherwise, except in the event that such vacancy is created because the Yucaipa Funds no longer owns 5.0% of our common stock then outstanding.

Pursuant to the Side Letter Agreement, we are required to reimburse any Investor Nominee for expenses incurred by such Investor Nominee in connection with his or her attendance at regular or special meetings of our board, our board committees, the board of one of our subsidiaries, or a committee of the board of one of our subsidiaries. The Side Letter Agreement provides the Yucaipa Funds with certain information rights, including audited annual financial statements, unaudited quarterly financial statements, business plans, budgets, projections, and other financial and operating information reports we prepare in the ordinary course of business. Additionally, the Side Letter Agreement provides that we shall maintain directors’ and officers’ liability insurance and fiduciary liability insurance for the Investor Nominee and such Investor Nominee shall have the right to enter into an indemnification agreement with us.

The Yucaipa Funds is subject to certain confidentiality obligations under the Side Letter Agreement and is entitled to pursue business ventures similar or dissimilar to the business of the Company and its subsidiaries, even if competitive with our business, and that shall not be deemed wrongful or improper. However, the Yucaipa Funds will be subject to the following policy: a business or corporate opportunity offered to any person who is a director but not an officer of the Company and who is a director, officer, employee, partner, member or stockholder of the Yucaipa Funds or one of its affiliates shall belong to the Company only if such opportunity is expressly offered to such person in his or her capacity as a director of the Company, and otherwise shall belong to the Yucaipa Funds. Neither the Yucaipa Funds nor its Investor Nominee will be obligated to refer or present any particular business opportunity to the Company even if such opportunity is relevant to the Company or its business. No act or omission by the Yucaipa Funds or any of its affiliates in accordance with such policy will be considered contrary to (i) any fiduciary duty that the Yucaipa Funds or any of its affiliates may owe to the Company or to any other stockholder by reason of the Yucaipa Funds being a stockholder of the Company, or (ii) any fiduciary duty a director nominated by the Yucaipa Funds who is also a director, officer or employee of the Yucaipa Funds or any of its affiliates may owe to the Company or any of its stockholders.

Investor Rights Agreement with Workers United

The previous investor rights agreement entered into with certain parties including the Workers United Related Parties terminated by its terms upon consummation of the Bank’s initial public offering in August 2018. To provide for certain agreements with respect to the corporate governance and certain other matters related to the Bank, upon the closing of our initial public offering, the Bank entered into, and following the Reorganization, we assumed, an investor rights agreement (the “2018 Investor Rights Agreement”) with the Workers United Related Parties. In addition, we have other banking relationships with Workers United and, as of December 31, 2019 and December 2020, Workers United had $86.9 million and $95.8 million of deposits with the Bank, respectively.

The following is a summary of certain provisions of the 2018 Investor Rights Agreement. For more detail, you should refer to 2018 Investor Rights Agreement.

Pursuant to the 2018 Investor Rights Agreement, so long as the Workers United Related Parties, together with its affiliates and permitted transferees, owns a number of that shares that represent: (i) 10% of the total voting power, the board of directors must have exactly 13 members unless a waiver is granted (which such waiver has been granted with respect to our current 12-member board of directors); and (ii) 20% of the total voting power, the Workers United Related Parties shall have the right to designate the Chair of the board of directors. Additionally, so long as the Workers United Related Parties, together with its affiliates and permitted transferees, owns a number of shares that represents: (i) at least 20% of the total voting power, then the Workers United Related Parties shall have the right to nominate five board members, two of which must be “independent” in accordance with the rules of the Nasdaq and applicable law (an “Independent Nominee”); (ii) between 15% and 19.9% of the total voting power, then the Workers United Related Parties shall have the right to nominate four board members, two of which must be Independent Nominees; (iii) between 10% and 14.9% of the total voting power, then the Workers United Related Parties shall have the right to nominate three board members, one of which must be an Independent Nominee; and (iv) between 5.0% and 9.9% of the total voting power, then the Workers United Related Parties shall have the right to nominate two board members, one of which must be an Independent Nominee. Pursuant to the 2018 Investors Rights Agreement, we shall take all requisite corporate action to effect the nomination of each director named by the Workers United Related Parties. In the event that a Workers United Related Parties nominee resigns as a result of a decrease in its total voting power, the board of directors shall elect an Independent Nominee to fill the vacancy thereby created. If a Workers United Related Parties nominee resigns for any reason other than as a result of a decrease in the total voting power of the Workers United Related Parties, then the Workers United Related Parties shall have the exclusive right to replace such board member.

Furthermore, the board of directors will be required to have an executive committee, an audit committee, a compensation committee, a governance and nominating committee, a credit/enterprise risk committee, and a trust committee (each, a “Designated Committee”) at all times. Subject to applicable law, regulations and regulatory guidance, if the Workers United Related Parties are entitled to designate two Independent Nominees, then at least one of the Independent Nominees shall serve on each of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee; provided, however, that, in the event the Workers United Related Parties are only entitled to designate one Independent Nominee, that Independent Nominee shall serve on at least two of the Designated Committees. In any event, a board member designated by the Workers United Related Parties shall chair the Trust Committee. In addition, pursuant to the 2018 Investor Rights Agreement, the Chair of the board (who may be a Workers United Related Parties nominee) shall be the Chair of the Executive Committee.

Pursuant to the 2018 Investor Rights Agreement, the Workers United Related Parties: (i) entered into an agreement with the underwriters of the Bank’s initial public offering pursuant to which the Workers United Related Parties agreed not to sell or transfer any share of common stock for 180 days following the closing of the Bank’s initial public offering on August 13, 2018 without the prior written consent of the underwriters; and (ii) agreed not to sell or transfer any share of common stock for a one-year period following the closing of the initial public offering on August 13, 2018 without the Bank’s written consent. Following the restrictive periods above, the Workers United Related Parties, together with its affiliates and other permitted transferees, may sell their shares privately or to the public in accordance with the limitations imposed upon resales by affiliates of a non-bank issuer under Rule 144 promulgated under the Securities Act. Accordingly, beginning in mid-August 2019, the Workers United Related Parties became entitled to sell a number of shares of common stock within any three-month period that does not exceed the greater of:

•1.0% of the number of shares of our common stock then outstanding, which as of the record date equals approximately 311,151 shares;
•the average weekly trading volume in our common stock during the four calendar weeks preceding the date of the sale; provided, however, that the Workers United Related Parties may exceed this volume limitation with our consent, which shall not be unreasonably withheld; and
•sales by the Workers United Related Parties will also be subject to manner of sale provisions imposed by Rule 144.

Under the terms of the 2018 Investor Rights Agreement, Workers United Related Parties can demand that we prepare a prospectus for an underwritten public offering within 30 days of the Workers United Related Parties’ written notice stating its intent to conduct such public offering for all or part of its shares of common stock (a “Demand Offering”). The Workers United Related Parties will be entitled to one Demand Offering in any 90-day period. However, the 2018 Investor Rights Agreement provides that we do not have to effect any Demand Offering unless the anticipated aggregate offering price, net any underwriting discounts or commission, is at least $50 million. Further, we may postpone any Demand Offering for up to 120 days if the board of directors determines such postponement is necessary to avoid premature disclosure of a material matter required to be disclosed in the prospectus, except that we cannot postpone any Demand Offering unless we concurrently (A) require the suspension of sales in the open market by our senior executives and directors in accordance with our insider trading policy and (B) refrain from any public offering and open market purchases during the postponement. If we do postpone the delivery of a prospectus, the Workers United Related Parties shall be entitled to withdraw its request, in which case the offering will not count as one of the permitted Demand Offerings. We must provide written notice to the Workers United Related Parties of any postponement of the delivery of a prospectus.

In the event that we propose to effect an underwritten offering of our common stock for the Company or any other stockholder, the Workers United Related Parties will also have the rights under the 2018 Investor Rights Agreement to participate in that underwritten offering. We are generally responsible for all offering fees and expenses of a Demand Offering or an offering in which the Workers United Related Parties participate, including reimbursement of reasonable attorneys’ fees to the Workers United Related Parties, but not including any underwriting discounts or commissions or transfer taxes attributable to the sale of common stock in such an offering. The demand and piggyback participation rights granted to the Workers United Related Parties under the 2018 Investor Rights Agreement are intended to be equivalent to those granted to the PE Investors under their existing registration rights agreement.

Additionally, in the event that we prepare a prospectus for the sale of the Workers United Related Parties’ common stock in accordance with the provisions described in the preceding paragraphs, we must indemnify the Workers United Related Parties and its officers, directors, employees, and affiliates from claims, damages, liabilities, and expenses that arise out of or are based upon any untrue statement or alleged untrue statement in that prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make statements therein not misleading in that prospectus, or any violation of the Exchange Act or “blue sky” laws, except insofar and to the extent as the same are made in reliance and in conformity with information relating to the Workers United Related Parties furnished in writing to us by the Workers United Related Parties expressly for use therein. In the event the Workers United Related Parties provide information and affidavits that we request for use in connection with that prospectus, the Workers United Related Parties must indemnify us and our officers, directors, employees, and affiliates from claims, damages, liabilities, and expenses that arise out of or are based upon any untrue statement or alleged untrue statement in our prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make statements therein not misleading in our prospectus, or any violation of the Exchange Act or “blue sky” laws, but only to the extent that the same are made in reliance and in conformity with information relating to the Workers United Related Parties furnished in writing to us by the Workers United Related Parties expressly for use therein.

The Workers United Related Parties entered into an Ownership Agreement among themselves (the “Ownership Agreement”), pursuant to which they agreed not to transfer any of their common stock unless the transfer complies with the 2018 Investor Rights Agreement. Pursuant to the Ownership Agreement, the Workers United Related Parties also agreed that, before offering any of their common stock to an unaffiliated third party, they will first offer the other Workers United Related Parties the opportunity to purchase such shares.

Interests of Certain Directors in the Consolidated Retirement Plan

Workers United, several of its affiliates, and the Bank are participating employers in the Consolidated Retirement Fund (the “CRF”), an ERISA multiemployer plan. Under our bylaws, any decision by the Bank to withdraw, in a complete or partial withdrawal, from the CRF, or to amend its participation in the CRF in a manner materially detrimental to its participants, shall require approval by not less than two thirds of the disinterested board members with such vote to be held at a board meeting at which all board members are given notice and an opportunity to participate in the discussion. In making such decision, the directors shall take into account each of the factors set forth in Section 7015(2) of the New York Banking Law and that the Bank is committed, as part of its mission and marketing efforts, to progressive pay policies for its employees. Each of the following directors is a participant under the CRF and, therefore, directly benefits from the Bank’s participation in the CRF: Ms. Fox, Ms. Kelly, Mr. Mestrich (a former director as of February 1, 2021), and Mr. Romney Sr. In addition, Ms. Fox (as Chair), Mr. Romney Sr., and Mr. Mestrich (a former director as of February 1, 2021), also serve as trustees of the CRF. The Amalgamated Life Insurance Company is the other principal participant in the CRF. Ms. Fox, Ms. Kelly, and Mr. Romney Sr. are board members of The Amalgamated Life Insurance Company. In order to mitigate any potential conflict of interest between their positions as board members and participants in the CRF, these individuals would not be considered disinterested and therefore would not vote on any decision by the Bank to withdraw, in a complete or partial withdrawal, from the CRF, or to amend its participation in the CRF in a manner materially detrimental to its participants.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Independent Registered Public Accounting Firm
Our Audit Committee has appointed Crowe LLP as our independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2021 and to prepare a report on this audit. A representative of Crowe LLP is expected to be available via teleconference at the annual meeting and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement if he or she desires to do so.
            We are asking our stockholders to ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2021. Although the ratification is not required by our bylaws or other governing documents, the board is submitting the selection of Crowe LLP to our stockholders for ratification as a matter of good corporate practice. Even if the stockholders do ratify the appointment, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of the Company and our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.
Audit and Related Fees
            Our independent auditors for the year ended December 31, 2020 were Crowe LLP. The following table shows the fees payable in the years ended December 31, 2020 to Crowe LLP and December 31, 2019 to KPMG LLP, our previous independent auditors:

	2020(1)	2019(1)
Audit Fees	$735,000	$1,050,000
Audit-Related Fees	75,651	272,000
Tax Fees	—	—
All Other Fees	—	—
Total	$810,651	$1,322,000
(1)Excludes audit services and tax services provided to certain funds within the Bank’s trust business, which are not consolidated with our financial statements.
Audit Fees.    This category includes the aggregate fees billed for professional services rendered by the independent auditors related to our 2020 and 2019 fiscal years for the audit of our consolidated annual financial statements and the review of our quarterly financial statements.
Audit-Related Fees.    This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, during the fiscal years ended December 31, 2020 and 2019. These services in 2019 and 2020 principally include the costs associated with work performed in relation to work related to our benefit plans and our Department of Housing and Urban Development (HUD) loans.
Tax Fees.    This category includes the aggregate fees billed for any services related to corporate tax compliance, as well as counsel and advisory services.
All Other Fees.     KPMG LLP did not bill us for any other services for the fiscal year ended December 31, 2019 and Crowe LLP did not bill us for any other services for the fiscal year ended December 31, 2020.
Pre-Approval Policy
Our Audit Committee’s pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

General.    The Audit Committee is required to pre-approve all audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. The independent auditors provide the Audit Committee with an annual engagement letter outlining the scope of the audit and permissible non-audit services proposed for the fiscal year, along with a fee proposal. The scope and fee proposal is reviewed with the internal auditor, the Audit Committee chair, and, when appropriate, our management for their input (but not their approval). Once approved by the Audit Committee, the services outlined in the engagement letter will have specific approval. All other audit and permissible non-audit services that have not been approved in the Audit Committee’s Pre-Approval Policy or in connection with the independent auditor’s engagement letter for the applicable year must be specifically pre-approved by the Audit Committee under the same process as noted above, where practicable. The independent auditors shall not perform any prohibited non-audit services described in Section 10A(g) of the Exchange Act. The Audit Committee must specifically pre-approve any proposed services that exceed pre-approved cost levels. All services provided by Crowe LLP, and all fees related thereto, were approved pursuant to the pre-approval policy.
Tax Services.    The Audit Committee believes that the independent auditor can provide tax services to us, such as tax compliance, tax planning and tax advice, without impairing the auditor’s independence. The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.
Change in Auditors

On December 12, 2019, the Audit Committee approved the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. In conjunction with the selection of Crowe LLP, the Audit Committee, on December 12, 2019, approved the dismissal of KPMG LLP as our independent registered public accounting firm, subject to and effective upon the completion of its audit of our consolidated financial statements for the fiscal year ending December 31, 2019 and the filing of our Annual Report on Form 10-K for that fiscal year.

The audit reports of KPMG on our consolidated financial statements as of and for the years ended December 31, 2018 and December 31, 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the two fiscal years ended December 31, 2018, and the subsequent interim period through December 12, 2019, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that KPMG LLP advised us of the following material weakness: During the course of the audit of our financial statements for 2018, a material weakness in our internal controls over the completeness and accuracy of deferred income taxes was identified. More specifically, the control operator’s review of the deferred tax asset inventory did not sufficiently perform control procedures to substantiate the completeness and accuracy of deferred tax assets, including adequately resolving certain variances identified in the related deferred income tax provision.

During the fiscal years ended December 31, 2018 and December 31, 2017, respectively, and the subsequent interim period through December 12, 2019, neither we nor anyone acting on our behalf consulted with Crowe LLP with respect to on any of the matters or events set forth in Item 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

PROPOSAL THREE
APPROVAL OF THE AMALGAMATED FINANCIAL CORP. EMPLOYEE STOCK PURCHASE PLAN

The stockholders of the Bank previously approved the Amalgamated Bank Employee Stock Purchase Plan at the Bank’s 2020 annual meeting. Effective March 1, 2021, upon consummation of the Reorganization, the Bank became a wholly owned subsidiary of the Company and each outstanding share of Class A common stock, par value $0.01 per share, of the Bank was exchanged for one share of common stock, $0.01 par value per share, of the Company. Pursuant to applicable law, we are effectively resubmitting the employee stock purchase plan to the Company’s stockholders. Accordingly, our board of directors unanimously recommends that the stockholders of the Company adopt and approve the Amalgamated Financial Corp. Employee Stock Purchase Plan (the “ESPP”). Our board of directors believes that the adoption and approval of the ESPP is advisable and in the best interests of the Company’s stockholders as the ESPP will (i) assist in the retention of current employees and hiring of new employees and (ii) provide employees with an incentive to contribute to our success by providing an opportunity to eligible employees to purchase shares of our common stock in a convenient and an attractive manner.

A summary of the material features of the ESPP is set forth below. This summary is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the ESPP, which is attached to this proxy statement as Appendix A.

Approvals

The ESPP will be adopted effective as of the date that the approvals of both the Company’s stockholders and our board of directors are obtained.

Purpose

The purpose of the ESPP is to provide eligible employees of the Company and participating affiliates with an incentive to advance the interests of the Company by affording them an opportunity to purchase shares of our common stock at a favorable price. The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

The Compensation Committee of our board of directors, which refer to herein this proposal as the Committee, will administer the ESPP. Except to the extent that the full board of directors is serving as the Committee, the Committee will be composed solely of three or more non-employee directors. The Committee will interpret and construe the ESPP and all offers made under the ESPP. All determinations and decisions by the Committee regarding the interpretation or application of the ESPP will be final and binding on all ESPP participants.

Eligibility

Employees of the Company and the employees of participating affiliates (as defined in the ESPP) are eligible to participate in any offering period under the ESPP beginning on or after the first day of the next calendar quarter after all of the following requirements are met: (1) the employee is customarily employed by the Company or a participating affiliate for at least 20 hours per week for at least five months per year; (2) the employee does not own stock possessing 5% or more of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation; and (3) the employee is not an employee within an excluded category with respect to the offering.

As of March 10, 2021, the Company and its participating affiliates had approximately 391 employees, eligible to participate in an offering period under the ESPP.

Stock Subject to the ESPP

If approved, the ESPP would reserve an aggregate of 500,000 shares of our common stock for issuance under the ESPP. If any offers to sell shares under the ESPP expire or terminate prior to their exercise in full, the shares subject to such offer may again be subject to a future offer to sell granted under the ESPP.

Offering Periods

An offering period is the period, designated by the Committee, during which the Company offers to sell shares under the ESPP to eligible employees with respect to that offering period. An offering period may last for a period of between one and 12 months. The Committee, in its discretion, may make available alternative, concurrent, sequential, or overlapping offering periods and each offering period need not have the same eligible employees, duration, commencing or ending dates, or purchase prices. However, all eligible employees who are eligible for the offering period will have the same rights and privileges with respect to that offering period.

Participation

Eligible employees may participate in an offering period under the ESPP by completing an enrollment form and filing it with the Company within the time frame established by the Committee with respect to the applicable offering period. On the enrollment form, eligible employees authorize the Company or the participating affiliate (as applicable) to automatically deduct a percentage or a specific amount of after-tax dollars from their eligible compensation each payroll period until the employee instructs the Company or participating affiliate to stop the deductions or until the employee’s employment is terminated (subject to limitations, as described below). The designated percentage or specific amount of eligible compensation deducted for each payroll period may not be less than 1% or greater than 25% of the participants eligible compensation for that payroll period. Eligible compensation is generally defined for purposes of the ESPP as gross wages, salaries, commissions, overtime, and bonuses received during the offering period.

No eligible employee may participate in an offering to the extent that, with respect to the calendar year in which the offering remains outstanding at any time, the rights of the employee to purchase our common stock under the ESPP and all similar purchase plans maintained by the Company or its subsidiary corporations (as defined in Code Section 424(e) and (f)) would accrue at a rate which exceeds the lesser of: (1) 15% of the his or her eligible compensation (determined that the time the option is granted), or (2) $25,000 of the fair market value of such common stock (determined at the time the right is granted).

Participants may end their participation in an offering at any time at least 30 days before a purchase date. If a participant’s employment is terminated for any reason, his or her election to participate in the offering period will terminate as of the date of termination and the participant’s payroll deductions not already used to purchase stock under the ESPP will be returned to the participant, except where such termination occurs within the last two weeks of the offering period in which case the participant’s payroll deductions will still be applied to purchase stock at the end of the offering period.

Purchase Price

To the extent that an eligible employee elects to purchase shares during any offering period, such shares will be purchased on the last day of the offering period. The purchase price to be paid by the eligible employee for each share of our common stock on the purchase date will be designated by the Committee at the time it designates the offering period. The purchase price will never be less than 85% of the fair market value of our common stock on the purchase date (determined as set forth in the ESPP). The purchase price may even be 100% of the fair market value, but the advantage to an eligible employee of such a purchase would be the savings of trading fees that would normally be incurred through a broker in the private market.

Restrictions on Shares Purchased

A participant may not dispose of shares acquired under the ESPP until six months following the grant date of such shares, or any earlier date as of which the Committee has determined that the participant would qualify for a hardship distribution from the Bank’s 401(k) Plan (note, however, that disposing of shares prior to two years from the first day of the offering period or one year from the date of purchase may trigger ordinary income taxation as described under Federal Income Taxation below). Upon the expiration of the holding period for any share of stock, the participant’s right to dispose of shares will be determined under the Company’s Stock Ownership Policy for Executives and applicable securities laws.

All shares purchased under the ESPP will also be subject to clawback, recovery, or recoupment, as determined by the Committee in its sole discretion, (a) as provided in the Company’s Policy on Sound Executive Compensation and any other compensation clawback or forfeiture policy implemented by the Company from time to time and applicable to all officers of the Company, (b) as is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, federal banking law or other applicable law, (c) to the extent that the Committee determines that the participant has been involved in the altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards, or that the participant has willfully engaged in any activity injurious to the Company, or the participant’s termination with the Company or its subsidiaries is for cause, and/or (d) in instances of regulatory or capital issues and bad risk behavior.

Adjustments

The ESPP provides that in the event of certain extraordinary corporate transactions or events affecting the Company, the Committee or the board of directors will or may make such adjustments as it deems appropriate and equitable to (1) the number of shares of our common stock reserved for issuance and delivery under the ESPP, (2) the minimum and maximum number of shares that may be purchased by a participant, and (3) the number and purchase price of shares made available for purchase under the current offering period.

In the case of corporate transactions, such as a merger or consolidation, such adjustments may include early termination of the offering period.

Amendment and Termination of the ESPP

Our board of directors in its discretion may terminate the ESPP at any time with respect to any shares for which options have not been granted. The Committee has the right to amend the ESPP without the approval of our stockholders; provided, that no such change may impair the rights of a participant with respect to any outstanding offering period without the consent of such participant, other than a change determined by the Committee to be necessary to comply with applicable law. Further, the Committee may not make any amendment, without the approval of our stockholders, which would (i) increase the aggregate number of shares which may be issued under the ESPP, (ii) change the class of individuals eligible to receive options under the ESPP, or (iii) cause options issued under the ESPP to fail to meet the requirements for employee stock purchase plans (as defined in Section 423 of the Code).
Unless earlier terminated by the board of directors, the ESPP will automatically terminate on, and no further offering periods will begin, the date that is 10 years after its effective date.

Federal Income Tax Information

The following discussion summarizes certain federal income tax consequences of participation in the ESPP. This discussion is based on current laws in effect on the date of this Proxy Statement, which are subject to change (possibly retroactively). The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the ESPP, nor does it cover state, local or non-U.S. tax consequences. The tax treatment of participants in the ESPP may vary depending on each participant’s particular situation and may, therefore, be subject to special rules not discussed below. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the ESPP.

The ESPP is intended to qualify under the provisions of Section 423 of the Code. The ESPP is not subject to any provisions of the Employee Retirement Income Security Act of 1974. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period of the shares acquired. If the shares are sold or disposed of more than two years from the first day of the offering period and one year from the date of purchase, the participant will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (2) the purchase price discount. For these tax purposes, the “purchase price discount” is based off the stock price on the first day of the offering period and equals the excess of the fair market value of the stock at the time the option was granted over the option price, computed as if the option had been exercised on the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares held for the periods described above are sold and the sale price is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss equal to the difference between the sale price and the purchase price. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares were purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the capital gain holding period.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above. We will treat any transfer of record ownership of shares as a disposition, unless we are notified to the contrary. Participants will be required to notify us in writing of the date and terms of any disposition of shares purchased under the ESPP, unless such shares are held by a broker designated by the Committee in the participant’s ESPP account.

New ESPP Benefits

The amounts of future stock purchases under the ESPP are not determinable because, under the terms of the ESPP, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon fair market value of our common stock.

Vote Required and Board’s Recommendations

Approval of the ESPP requires a majority of shares present in person or represented by proxy at the meeting and entitled to vote at the annual meeting. Abstentions will have the same effect as a vote against the ESPP. Broker non-votes will have no effect on determining whether the affirmative vote constitutes a majority of shares present in person or represented by proxy at the meeting and entitled to vote with respect to the approval of the ESPP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMALGAMATED FINANCIAL CORP. EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL FOUR

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are providing stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executives officers as disclosed in this proxy statement.
As described in greater detail under the heading “Director and Executive Officer Compensation,” we seek to align the interests of our Named Executive Officers with the interests of our stockholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of strategic and operational goals and the achievement of increased stockholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We believe our compensation policies and procedures are competitive, focused on pay for performance principles and strongly aligned with the interest of the Company’s stockholders. We also believe that the Company and its stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal, commonly known as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to express your views regarding the compensation of the Named Executive Officers by voting to approve or not approve such compensation as described in this proxy statement.
This vote is advisory, which means that it is not binding on the Company, our board of directors or our Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this proxy statement in accordance with the applicable compensation disclosure rules of the SEC.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE RESOLUTION RELATED TO COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OUR 2020 ANNUAL REPORT ON FORM 10-K

Included with these proxy materials is a copy of our 2020 Annual Report on Form 10-K without exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, on the written request of that person, a copy of the exhibits to that annual report for a charge of ten cents per page. We will also mail to you without charge, upon request, a copy of any document specifically referenced or incorporated by reference in this proxy statement. Please direct your request to Amalgamated Financial Corp., 275 Seventh Avenue, New York, New York 10001, Attention: Corporate Secretary or by calling (212) 895-4490.

Appendix A

AMALGAMATED FINANCIAL CORP. EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: February 4, 2021
APPROVED BY THE BANK’S STOCKHOLDERS: April 29, 2020
APPROVED BY THE COMPANY’S STOCKHOLDERS: Pending
EFFECTIVE DATE: March 1, 2021

1.    ESTABLISHMENT AND PURPOSE.
1.1    Establishment of Plan. Amalgamated Financial Corp. (the “Company”), upon approval by the Committee, hereby adopts and restates this Amalgamated Financial Corp. Employee Stock Purchase Plan, effective March 1, 2021 (the “Effective Date”).
1.2    History. The Plan was originally established by Amalgamated Bank (the “Bank”) effective May 14, 2021 under the name Amalgamated Bank Employee Stock Purchase Plan, and is moving to the Company in connection with the reorganization of the Bank into a bank holding company structure wherein the Bank is becoming a wholly-owned subsidiary of the Company.
1.3    Purpose of Plan. The purpose of the Amalgamated Financial Corp. Employee Stock Purchase Plan is to provide eligible employees with an incentive to advance the interests of Amalgamated Financial Corp. (the “Company”) and its subsidiaries, including Amalgamated Bank (the “Bank”), by affording them an opportunity to purchase stock of the Company at a favorable price.
2.    GENERAL.
(a)    Compliance With Applicable Laws. The Plan is subject to any applicable provisions of the New York Banking Law or the regulations of the New York State Banking Board, and any other applicable law or regulation.
(b)    Effective Date. The Plan will not become effective until the date that the Plan has been approved by the Board. The effectiveness of the Plan shall be subject to approval by the holders of a majority of the outstanding shares of capital stock of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such approval shall be obtained in the manner and to the degree required under applicable laws. No Shares may be delivered to any Participant under the Plan unless and until such shareholder approval is obtained. If such shareholder approval is not obtained, all options to purchase shares of Stock granted hereunder shall be null and void, except that any payroll deductions related to the options shall be returned to the applicable Participants.
(c)    Duration. The Plan shall remain in effect until the earliest of (i) the date the Board terminates the Plan pursuant to Section 18, (ii) the Plan’s automatic termination as set forth in Section 18, or (iii) the date that all Shares authorized for issuance under the Plan shall have been purchased or granted according to the Plan’s provisions.
3.    DEFINED TERMS.
The following words and phrases as used in this Plan shall have the meanings set forth in this Section unless a different meaning is clearly required by the context:

(a)    “Bank” means Amalgamated Bank, a wholly owned subsidiary of the Company and a New York state-chartered bank and trust company.

(b)    “Board” means the Board of Directors of the Company.

(c)    “Cancellation Notice” means the notice, in the form approved by the Committee, that is delivered by a Participant who wishes to cancel his or her election to purchase Stock during an Offering, as described in Section 8(e).

(d)    “Cause” shall have the meaning set forth in the Participant’s employment agreement with the Company or one of its Subsidiaries; or if no such definition exists at the time in question, means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or any Subsidiary or deliberate violation of a material Company or Subsidiary policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any Subsidiary or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company or any Subsidiary; (iv) the Participant’s willful and material breach of any of his or her obligations under any written plan or covenant with the Company or any Subsidiary; or (v) the Participant’s willful and material violation of the Company or any Subsidiary’s Code of Ethics, as amended from time to time. The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, any Subsidiary, and all other affected persons. The foregoing definition does not in any way limit the Company or any Subsidiary’s ability to terminate a Participant’s employment or service at any time, and the term “Company” will be interpreted herein to include any Subsidiary or affiliate or successor thereto, if appropriate. Any determination by the Committee that the service of a Participant was terminated with or without Cause for the purposes of the Plan will have no effect upon any determination of the rights or obligations of the Company or any Subsidiary, or such Participant for any other purpose. For purposes of this definition, Cause shall not be considered to exist unless the Company provides written notice to the Participant which indicates the specific Cause provision in this Plan relied upon, to the extent applicable sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such Cause. The failure by the Company to set forth in such notice any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Bank’s rights hereunder.
(e)    “Change in Control” means the occurrence of any one or more of the following events: (i) the consummation of a transaction, or a series of related transactions undertaken with a common purpose, in which any individual, entity or group (a “Person”), acquires ownership of stock of the Company that, together with stock held by such Person, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Company’s stock; or (ii) a sale, lease, exchange or other transfer, in one transaction or a series of related transactions undertaken with a common purpose, of the Company’s assets having a total Gross Fair Market Value of forty percent (40%) or more of the total gross fair market value of all of the assets of the Company. For this purpose, “Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Plan, a Change in Control will not include (i) a transaction in which the holders of the outstanding voting securities of the Company immediately prior to the transaction hold at least fifty percent (50%) of the outstanding voting securities of the successor company immediately after the transaction; (ii) any transaction or series of transactions approved by the Board principally for bona fide equity financing purposes in which cash is received by the Company or any successor thereto or indebtedness of the Company is cancelled or converted or a combination thereof; (iii) a sale, lease, exchange or other transfer of all or substantially all of the Company’s assets to a majority-owned Subsidiary; or (iv) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including, but not limited to, reincorporating the Company in a different jurisdiction.

Notwithstanding the foregoing, a Change in Control will only be deemed to occur if the consummation of the corporate transaction meets the requirements of Treasury Regulation §1.409A-3(a)(5).

(f)    “Code” means the Internal Revenue Code of 1986, as amended, and any regulations or formal guidance issued thereunder.

(g)    “Committee” means the Compensation Committee of the Board, or in its absence, the Board shall serve as the Committee.
(h)    “Company” means Amalgamated Financial Corp., a public benefit corporation organized under the laws of the State of Delaware.

(i)    “Effective Date” means March 1, 2021.

(j)    “Eligible Compensation” means the gross (before taxes and other authorized payroll deductions are withheld) total of all wages, salaries, commissions, overtime and bonuses received during the Offering Period, but shall not include (i) employer contributions to or payments from any deferred compensation program, whether such program is qualified under Code Section 401(a) (other than amounts considered as employer contributions under Code Section 402(e)(3)) or nonqualified, (ii) amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of Code Section 422, (iii) amounts realized at the time property described in Code Section 83 is freely transferable or no longer subject to a substantial risk of forfeiture, (iv) amounts realized as a result of an election described in Code Section 83(b), and (v) amounts realized as a result of a disqualifying disposition within the meaning of Code Section 421(b).

(k)    “Eligible Employee” shall have the meaning set forth in Section 7.

(l)    “Enrollment Form” means the enrollment form (in writing or electronic) approved by the Committee on which the Participant gives notice of his or her election to participate in an Offering under the Plan.

(m)    “Excluded Class” means any or all of the following classes of employees: (i) employees who have been employed less than two (2) years; (ii) highly compensated employees (within the meaning of Code Section 414(q)); or (iii) highly compensated employees (within the meaning of Code Section 414(q)) with compensation above a certain designated level, who are officers, or who are subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934.

(n)    “Fair Market Value” of a share of Stock means, for a particular day:

(i)    If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price, regular way, on the composite tape of that exchange on the last business day before the date in question; or

(ii)    If subparagraph (i) does not apply and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by Nasdaq (or a similar system then in use) at the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or

(iii)    If subparagraphs (i) and (ii) do not apply and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by Nasdaq (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or

(iv)    If subparagraphs (i)-(iii) do not apply at the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

(v)    If subparagraphs (i), (ii) or (ii) apply, but the volume of trading is so low that the Board determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs (i), (ii), and (iii).

If the Committee is required to determine Fair Market Value under (iv) or (v) above, the Fair Market Value determination will be based on all relevant facts and circumstances, including, but not limited to: (A) the market value of the shares of comparable banks, and (B) the trend of the Company’s earnings.

(o)    “Grant Date” means the first day of an Offering Period.

(p)    “Offering” means the offer by the Company during the designated Offering Period to permit Eligible Employees to elect to purchase shares of Stock at the designated Purchase Price.

(q)    “Offering Period” means the period specified by the Committee as described in Section 8.

(r)    “Participant” means each Eligible Employee who elects to participate in an Offering Period.

(s)    “Participating Affiliate” shall have the meaning set forth in Section 6.

(t)    “Plan” means this Amalgamated Financial Corp. Employee Stock Purchase Plan.

(u)    “Purchase Date” means the last day of an Offering Period.

(v)    “Purchase Price” means the per share price of Stock to be paid by each Participant on the Exercise Date for an Offering, which amount shall be designated by the Committee but shall never be less than eighty-five (85%) of the Fair Market Value of the Stock on the Purchase Date.

(w)    “Stock” means the authorized $0.01 par value common stock of the Company, which shares may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan.

(x)    “Subsidiary” means, with respect to the Company, the Bank and (i) any other corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%). For purposes of this definition, “owned” means a person or entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

4.    ADMINISTRATION OF THE PLAN.
The Plan shall be administered by the Committee. Except to the extent that the full Board is serving as the Committee hereunder, the Committee shall be composed solely of three (3) or more Non-Employee Directors, in accordance with Rule 16b-3 and shall act only by a majority of its members then in office. Subject to the provisions of the Plan, the Committee shall interpret and construe the Plan and all options granted under the Plan; shall make such rules as it deems necessary for the proper administration of the Plan; shall make all other determinations necessary or advisable for the administration of the Plan, including the determination of eligibility to participate in the Plan and the amount of a Participant’s option under the Plan; and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan, in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall, in its sole discretion exercised in good faith, make such decisions or determinations and take such actions as it deems appropriate, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive and binding on all parties. The Committee shall not be liable for any decision, determination or action taken or not taken in good faith in connection with the administration of the Plan. The Committee, in its discretion, may approve the use of a voice response system or on-line administration system through which Eligible Employees and the Committee may act under the Plan, as an alternative to written forms, notices and elections.

5.    STOCK SUBJECT TO THE PLAN.
Subject to the provisions of Section 12, the aggregate number of shares which may be sold pursuant to options granted under the Plan shall not exceed five hundred thousand (500,000) shares of Stock. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares of Stock which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

6.    PARTICIPATING AFFILIATE.
Each present and future Subsidiary corporation of the Company (within the meaning of Code Section 424(f)) that is eligible by law to participate in the Plan shall be a “Participating Affiliate” during the period that such entity is such a Subsidiary corporation; provided, however, that (a) the Committee may at any time and from time to time, in its sole discretion, terminate a Participating Affiliate’s participation in the Plan, and (b) any foreign Subsidiary corporation of the Company shall be eligible to participate in the Plan only upon approval of the Committee. Any Participating Affiliate may, by appropriate action of its board of directors, terminate its participation in the Plan. Transfer of employment among the Company and Participating Affiliates (and among any other Subsidiary corporation of the Bank) shall not be considered a termination of employment hereunder.

7.    ELIGIBILITY.
Any employee of the Company or a Participating Affiliate (determined under Treasury Regulation section 1.421-1(h)) who satisfies all of the following requirements as of the applicable Grant Date (“Eligible Employee”) shall be eligible to participate in any Offering Period that begins on or after the first day of the next calendar quarter after all such requirements are met:

(a)    The employee is customarily employed by the Company and/or one or more Participating Affiliates at least twenty (20) hours per week and at least five (5) months per year; and
(b)    The employee does not, immediately after the option is granted, own stock possessing five-percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of a parent or Subsidiary corporation (within the meaning of Sections 423(b)(3) and 424(d) of the Code); and
(c)    The employee is not within one (1) or more Excluded Categories that the Committee has designated (in writing or electronically) as being ineligible to participate in the Offering.
8.    OFFERING.
(a)    Offering Period. The Committee shall designate (in writing or electronically) one (1) or more Offering Periods during which the Company will offer options to Eligible Employees to purchase shares of Stock under this Plan, which designation shall be incorporated by reference into the Plan. An Offering Period may have any length between one (1) month and one (1) year. Offering Periods may be alternative, concurrent, sequential or overlapping, and need not have the same duration, commencing or ending dates, or Purchase Prices; provided, however, all Eligible Employees who are eligible to purchase shares of Stock during an Offering Period shall have the same rights and privileges with respect to that Offering Period.
(b)    Election to Participate. Each Eligible Employee who elects to participate in an Offering (a “Participant”) shall deliver to the Company or its designee (as determined by the Committee), within the time period designated by the Committee, an Enrollment Form (in writing or electronic) approved by the Committee, on which the Participant will give notice of his or her election to participate in the Plan as of the next following Grant Date, and the percentage or specific amount (as determined by the Committee) of his or her Eligible Compensation to be deducted for each pay period during the Offering Period and credited to a book entry account established in his or her name. The designated percentage or specific amount of a Participant’s Eligible Compensation to be deducted for each pay period during an Offering Period may not be less than one-percent (1%) or greater than (i) twenty-five-percent (25%) of the amount of Eligible Compensation (after taxes and any other authorized payroll deductions are withheld) from which the deduction is made; or (ii) an amount which will result in non-compliance with the annual limitations stated in Section 8(d) below. The Committee may adopt a procedure pursuant to which a Participant who has elected to participate in an Offering shall be deemed to have made the same election for each subsequent Offering for which he or she is eligible, unless and until the Participant cancels his or her election as described in Section 8(e) below.
(c)    Payment for Shares. A Participant may elect to purchase shares of Stock during an Offering Period only by means of payroll deduction.
(d)    Annual Limitations. No Eligible Employee shall be granted an option under the Plan to purchase Stock to the extent such grant would permit his or her rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and Subsidiary corporations (as such terms are defined in Section 424(e) and (f) of the Code) to accrue at a rate which exceeds, in any one calendar year in which any such option granted to such Eligible Employee is outstanding at any time (within the meaning of Section 423(b)(8) of the Code), the lesser of (i) $25,000 in Fair Market Value of Stock (determined in accordance with Section 8(b) at the time the option is granted), or (ii) fifteen percent (15%) of the Participant’s Eligible Compensation (determined at the time the option is granted).
(e)    Cancellation of Election. Any Participant may cancel his or her election made for an Offering Period at any time prior to thirty (30) days before the Purchase Date for that Offering Period. Partial withdrawals shall not be permitted. A Participant who wishes to cancel his or her election must timely deliver (in writing or electronically) to the Company or its designee (as determined by the Committee) a Cancellation Notice in the form approved by the Committee. The Company, promptly following the time when the such Cancellation Notice is delivered, shall refund (or cause to be refunded) to the Participant the amount of the cash balance in his or her account under the Plan and shall cancel the Participant’s payroll deduction authorization and his or her interest in unexercised options under the Plan shall terminate. A Participant who cancels his or her election shall not be eligible to participate in the Plan during the then current Offering Period, but shall be eligible to participate again in the Plan in a subsequent Offering Period (provided that the Participant is otherwise eligible to participate in the Plan at such time and complies with the enrollment procedures).
(f)    Termination of Employment. If the employment of a Participant terminates for any reason (including death), his or her election made for the current Offering Period and his or her participation in the Plan shall terminate as of the date of termination of employment; provided, however, if such termination occurs within the last two (2) weeks of the Offering Period, the Participant’s participation shall not terminate until the end of the Offering Period after his or her Plan account has been applied toward the purchase of shares of Stock for such Offering Period. The Company shall refund to the Participant the amount of the cash balance in his or her account under the Plan, and no further shares of Stock will be purchased under the Plan.
(g)    Leaves of Absence. For purposes of this Plan, the Participant’s employment will be treated as continuing while the Participant is on military, sick leave or other bona fide leave of absence if such leave does not exceed ninety (90) days or, if longer, such period during which the Participant continues to be guaranteed reemployment rights by statute or contract as described in Treasury Regulation §1.421-7(h)(2). If a Participant takes an unpaid leave of absence, then such Participant may not make additional contributions under the Plan while on such unpaid leave of absence (except to the extent of any Eligible Compensation paid during such leave), but any payroll deductions already taken during the applicable Offering Period shall be applied to exercise options on the next following Purchase Date, unless cancelled pursuant to Section 8(e) or (f) above.
9.    PURCHASE OF STOCK.
On the Purchase Date at the end of an Offering Period, each Participant in the Offering, automatically and without any act on his or her part, shall be deemed to have exercised his or her option to purchase whole shares of Stock at the Purchase Price designated by the Committee for such Offering. The number of whole shares of Stock to be purchased by a Participant shall be the total payroll deductions withheld on behalf of such Participant during the Offering Period divided by the Purchase Price of the Stock. To the extent that, after the purchase of the maximum number of whole shares of Stock permitted under the Plan with respect to an Offering Period, there is cash remaining in the Participant’s Plan account, the Company shall as soon as practicable issue (or cause to be issued) the Participant a check for such amount.

10.    DELIVERY OF SHARE CERTIFICATES.
As soon as practicable after each Purchase Date, the Company shall issue (or cause to be issued) one (1) or more certificates representing the total number of whole shares of Stock purchased by all Participants during such Offering Period. Any such certificate shall be held by the Company (or its agent) and may be held in street name. If the Company issues a certificate representing the shares of more than one Participant, the Company shall keep accurate records of the beneficial interests of each Participant in each such certificate by means of a Company stock account. Each Participant shall be provided with such periodic statements as may be directed by the Committee reflecting all activity in any such Company stock account. In the event the Company is required to obtain from any commission or agency the authority to issue any such certificate, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency the authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any Participant in the Plan except to return to him or her the amount of the balance in his or her account. A Participant may, on the form approved by the Committee, request the Company to deliver to such Participant a certificate issued in his or her name representing all or a part of the aggregate whole number of shares of Stock then held by the Company on his or her behalf under the Plan. Further, as soon as administratively practicable following the termination of a Participant's employment with the Company and its Subsidiaries for any reason, the Company shall deliver (or cause to be delivered) to such Participant a certificate issued in his or her name representing the aggregate whole number of shares of Stock then held by the Company (or its agent) on his or her behalf under the Plan. Neither the Company nor the Committee shall have any liability with respect to a delay in the delivery of a Stock certificate pursuant to this Section 10.

While shares of Stock are held by the Company (or its agent), such shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the Participant who has purchased such shares; provided, however, that such restriction shall not apply to the transfer of such shares of Stock pursuant to (a) a plan of reorganization of the Company (but the stock, securities or other property received in exchange therefor shall be held by the Company pursuant to the provisions hereof), or (b) a divorce (subject to the holding period requirements described in Section 11 below).
11.    HOLDING PERIOD.
Subject to the Company and/or the applicable Subsidiary’s Stock Ownership Policy for Executives, a Participant may not dispose of (in any manner including assignment or hypothecation) shares of Stock acquired under this Plan until six (6) months following the Purchase Date of such shares (the “Holding Period”); provided, however, this Holding Period may expire on an earlier date to the extent that the Committee determines, in its sole discretion, that the Participant would qualify for a hardship distribution from the 401(k) Plan of the Company or a Subsidiary.

Upon the expiration of the Holding Period for any share of Stock, the Participant may dispose of such Stock as long as such disposition complies with all applicable securities laws.

While the Plan requires only a six (6) month Holding Period, each Participant may be required to hold his or her shares of Stock acquired through this Plan until the later of twelve (12) months following their Purchase Date or twenty-four (24) months following their Grant Date, if the Participant desires to achieve capital gains treatment with respect to any gain. To the extent that the Company or any of its Subsidiaries is required to withhold federal, state or any other taxes in connection with a Participant’s participation in this Plan, the Participant consents to the Company or such Subsidiary deducting such amount from any compensation due to such Participant by the Company or such Subsidiary. Notwithstanding the foregoing, each Participant remains solely responsible for all taxes due with respect to his or her participation in the Plan.

12.    INSUFFICIENCY OF SHARES AVAILABLE FOR ISSUANCE.
If the total number of shares of Stock remaining available for issuance pursuant to Section 5 is less than the total number of shares of Stock that has been elected by Participants to be purchased for a given Offering Period, after application of the limitations in Sections 8(b) and (d) (the “Total Share Limit”), then the number of shares of Stock that could otherwise be acquired by each Participant for the given Offering Period shall be reduced proportionately based on the ratio that such available shares bears such total shares elected to be purchased by all Participants with respect to such Offering Period.

13.    RESTRICTION UPON ASSIGNMENT.
An Eligible Employee’s rights under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. An Eligible Employee’s option to purchase shares of Stock shall be exercisable, during the Participant’s lifetime, only by the Eligible Employee to whom it was granted. The Company shall not recognize any assignment or purported assignment by an Eligible Employee of his or her option or of any rights under his or her option, and any such attempt may be treated by the Company as an election to withdraw from the Plan. Notwithstanding the foregoing, a Participant may file a written designation of a beneficiary who is to receive any shares of Stock and cash in the Participant’s Plan account in the event of such Participant’s death. Such designation of beneficiary may be changed by the Participant at any time by written notice during Participant’s lifetime. Upon the death of a Participant and upon receipt by the Company or its designee (as determined by the Committee) of proof of the identity and existence of a beneficiary validly designated by him or her under the Plan, the Company shall deliver (or cause to be delivered) such shares and cash to such beneficiary. In the event of the death of the Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver (or cause to be delivered) such shares of Stock and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company, the Bank, or any Subsidiary) the Company shall deliver (or cause to be delivered) such shares of Stock and cash to the applicable court having jurisdiction over the administration of such estate. No designated beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the shares or Stock or cash credited to the Participant under the Plan.

14.    NO STOCKHOLDER RIGHTS.
A Participant shall not have any rights or privileges of a stockholder until the Company has issued a certificate for shares of Stock to the Participant following the applicable Purchase Date. With respect to a Participant's Stock that has been issued but is held by the Company (or its agent) pursuant to Section 10, the Company shall, as soon as practicable and in accordance with applicable law, pay the Participant any cash dividends attributable thereto and facilitate the Participant's voting rights attributable thereto.

15.    CLAWBACK/RECOVERY.
All shares of Stock purchased under the Plan will be subject to clawback, recovery, or recoupment, as determined by the Committee in its sole discretion, (a) as provided in the Company or the applicable Subsidiary’s Policy on Sound

Executive Compensation and any other compensation clawback or forfeiture policy implemented by the Company or the Subsidiary from time to time and applicable to all officers of the Company or the Subsidiary on the same terms and conditions, including without limitation, any such policy adopted to comply with the requirements of applicable law or the rules and regulations of any stock exchange applicable to the Company, (b) as is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, New York Banking Law, federal banking law or other applicable law, (c) to the extent that the Committee determines that the Participant has been involved in the altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards, or that the Participant has willfully engaged in any activity injurious to the Company or any Subsidiary, or the Participant’s termination with the Company or any of its Subsidiaries is for Cause, and/or (d) in instances of regulatory or capital issues and bad risk behavior (i.e., significant negative individual actions such as violations of risk policies). No recovery of compensation under this Section will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Bank or any of its Subsidiaries.

16.    CHANGES IN STOCK; ADJUSTMENTS.
Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combinations, reclassification of shares, or other similar change, appropriate action will be taken by the Committee to appropriately adjust the number of shares of Stock subject to the Plan, the minimum and maximum number of shares that may be purchased hereunder, and the number and Purchase Price of shares available for purchase and elections made to purchase such shares during the current Offering Period.

Upon the occurrence of a Change in Control, unless a surviving corporation assumes or substitutes new options to purchase (within the meaning of Code Section 424(a)) for all options to purchase shares of Stock then outstanding or the Committee elects to continue the options to purchase shares of Stock then outstanding without change, the Purchase Date for all options then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of such Change in Control.

17.    USE OF FUNDS; NO INTEREST PAID.

All funds received or held by the Company (or its agent) under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any Participant or credited to his or her account under the Plan.

18.    AMENDMENT OR TERMINATION THE PLAN.

The Board in its discretion may terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Committee shall have the right to alter or amend the Plan or any part thereof, from time to time without the approval of the stockholders of the Bank; provided, that no change in any option theretofore granted, other than a change determined by the Committee to be necessary to comply with applicable law, may be made which would impair the rights of the Participant without the consent of such Participant; and provided, further, that the Committee may not make any alteration or amendment, without the approval of the stockholders of the Company, which would (i) increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan (other than as a result of the anti-dilution provisions of the Plan), (ii) change the annual limitation under Section 8(d)(ii), (iii) extend the term of an Offering Period or the term of the Plan (as defined below), (iv) change the class of individuals eligible to receive options under the Plan, or (v) cause options issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code.

Unless earlier terminated by the Board, the Plan shall automatically terminate, and no further Offering Periods shall begin, ten (10) years after its Effective Date; provided, however, no termination of the Plan, other than to the extent that the Board determines is necessary or advisable to comply with applicable U.S. or foreign laws, shall adversely affect in any material way any option previously granted under the Plan, without the written (or electronic) consent of the Participant who has elected to purchase shares pursuant to such option. No further options to purchase may be granted under the Plan after the Plan is terminated.
19.    SECURITIES LAWS.

The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the shares covered by such option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Bank, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Company's policy or policies, if any, concerning compliance with securities laws and regulations, as the same may be amended from time to time.

The Committee may cause the Stock certificates issued under the Plan to bear such legend or legends, and the Committee may take such other actions, as it deems appropriate in order to reflect the provisions of Section 10 and 11 and to assure compliance with applicable securities laws.

20.    NO RESTRICTION ON CORPORATE ACTION.

Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any grant made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

21.    ELECTRONIC DELIVERY.

Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly pursuant to the Exchange Act or posted on the Company or the Participating Affiliate’s intranet (or other shared electronic medium controlled by the Company or the Participating Affiliate to which the Participant has access).

22.    CHOICE OF LAW.

The law of the State of New York will govern all questions concerning the construction, validity and interpretation of this Plan and all payments hereunder, without regard to that state’s conflict of laws rules.

23.    SEVERABILITY.

Each provision in this Plan is severable, and if any provision is held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby.

Adopted this 1st day of March, 2021.

AMALGAMATED FINANCIAL CORP.

By: /s/     Deborah Silodor
    Corporate Secretary

See enclosed proxy card.

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ANNUAL MEETING OF STOCKHOLDERS OF

AMALGAMATED FINANCIAL CORP.

April 28, 2021

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/24063/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

042821

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
Lynne Fox	☐	☐	☐
Donald Bouffard, Jr.	☐	☐	☐
Maryann Bruce	☐	☐	☐
Patricia Diaz Dennis	☐	☐	☐
Robert Dinerstein	☐	☐	☐
Mark A. Finser	☐	☐	☐
Julie Kelly	☐	☐	☐
JoAnn Lilek	☐	☐	☐
John McDonagh	☐	☐	☐
Robert Romasco	☐	☐	☐
Edgar Romney, Sr.	☐	☐	☐
Stephen R. Sleigh	☐	☐	☐
2. To ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2021;	☐	☐	☐
3. To approve the Amalgamated Financial Corp. Employee Stock Purchase Plan;	☐	☐	☐
4. To conduct a non-binding, advisory vote on the compensation of Amalgamated Financial Corp.'s Named Executive Officers.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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AMALGAMATED FINANCIAL CORP.

April 28, 2021 at 9:00 a.m.

The undersigned does hereby constitute and appoint Deborah Silodor and Mandy Tenner, and each of them, attorneys with the full power of substitution to each, for and in the name of the undersigned to vote all shares of common stock of Amalgamated Financial Corp. (the "Company") held of record on March 10, 2021 by the undersigned, at the 2021 Annual Meeting of Stockholders, to be held in virtual format, on April 28, 2021, at 9:00 AM (ET) and at any adjournment or postponement of the meeting, for the purposes more fully described in the Notice of Annual Meeting of Stockholders, with all the powers the undersigned would possess if personally present. The signing stockholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and directs the proxies to vote as follows on the matters described in the Notice of Annual Meeting and Proxy Statement and otherwise in their discretion on any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment or postponement of it, as provided in the Proxy Statement.

Only holders of record on March 10, 2021 of common stock are entitled to vote on the matters described in the Notice of Annual Meeting and Proxy Statement. This proxy, when properly executed, will be voted in the manner described herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on the reverse side)

1.1 14475

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ANNUAL MEETING OF STOCKHOLDERS OF

AMALGAMATED FINANCIAL CORP.

April 28, 2021

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiagm.com/245788868 (password: ab2021) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/24063/

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

042821

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
Lynne Fox	☐	☐	☐
Donald Bouffard, Jr.	☐	☐	☐
Maryann Bruce	☐	☐	☐
Patricia Diaz Dennis	☐	☐	☐
Robert Dinerstein	☐	☐	☐
Mark A. Finser	☐	☐	☐
Julie Kelly	☐	☐	☐
JoAnn Lilek	☐	☐	☐
John McDonagh	☐	☐	☐
Robert Romasco	☐	☐	☐
Edgar Romney, Sr.	☐	☐	☐
Stephen R. Sleigh	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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